Filed Pursuant to Rule 424(b)(3)

Registration No. 333-202787

Prospectus Supplement No. 6 dated June 10, 2016

(To Prospectus dated May 12, 2015)

17,949,841 Shares

Common Stock

This Prospectus Supplement supplements and amends the Prospectus dated May 12, 2015 (the “Prospectus”), relating to the resale of up to 17,949,841 outstanding shares of common stock of Iveda Solutions, Inc. (the “Company”) by the selling stockholders identified in the Prospectus.

This Prospectus Supplement is being filed to include the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the Securities and Exchange Commission on June 10, 2016 (the “Form 10-K”). The Form 10-K is attached hereto.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including any supplements and amendments thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

See “Risk Factors” beginning on page 5 of the Prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 10, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2015

or

[  ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from ______________ to ______________

Commission File No. 000-53285

IVEDA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2222203
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

460 S. Greenfield Road, Suite 5 Mesa, Arizona (Address of principal executive offices)	85206 (Zip code)

Registrant’s telephone number, including area code: (480) 307-8700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.00001 per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [  ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [  ] No [X]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [X] No [  ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act): Yes [  ] No [X]

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold was approximately $14,446,921 as of the last business day of the registrant’s most recently completed second fiscal quarter. For purposes of this computation, all officers, directors, and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors, or 10% beneficial owners are, in fact, affiliates of the registrant.

As of May 5, 2016, there were outstanding 29,517,676 shares of the registrant’s common stock, par value $0.00001 per share.

IVEDA SOLUTIONS, INC.

2

Cautionary Note Regarding Forward-Looking Statements

This Annual Report on Form 10-K contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Annual Report on Form 10-K, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Annual Report on Form 10-K, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Annual Report on Form 10-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Annual Report on Form 10-K to conform our statements to actual results or changed expectations.

3

PART I

ITEM 1 – BUSINESS

General

We developed Sentir®, a video surveillance management platform with big data storage technology for flexible and scalable distribution of hosted video surveillance services to end users. Sentir has an enterprise-class video hosting architecture, utilizing robust data centers. Sentir is ideal for service providers such as telecommunications companies, Internet service providers (“ISPs”), data centers, and cable companies with an existing physical infrastructure that are looking to add video surveillance services to their customer offerings. Sentir allows scalability, flexibility, and centralized video management, access, and storage. The advantage this platform offers end users is that there is no need to buy and maintain video surveillance software and hardware. This platform enables real-time viewing and recorded playback of video on computers and mobile devices with push notifications and alerts. Our expertise allows us to enable large service providers to offer cloud-based plug-and-play video surveillance using our Sentir platform.

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. Our principal sources of revenue were derived from monthly fees from video hosting and real-time surveillance services and one-time fees for equipment sales and installation.

In 2014, we shifted our revenue model from direct project-based sales to licensing Sentir and selling Sentir-enabled plug-and-play cloud cameras to service providers such as telecommunications companies, ISPs, data centers, and cable companies already providing services to an existing customer base. Partnering with service providers that have an existing loyal subscriber base allows us to focus on our customers, the service providers, and leverage their end-user infrastructure to sell, bill, and provide customer service for the Sentir cloud video surveillance offering. This business model provides dual revenue streams – one from camera sales to the service providers and the other from monthly Sentir licensing fees on a per-camera activation basis.

In April, 2011, we completed our acquisition of MEGAsys®, a company founded in 1998 by a group of sales and research and development professionals from Taiwan Panasonic Company. MEGAsys, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City initiatives in Taiwan and other neighboring countries. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers and managing our relationship with the Industrial Technology Research Institute (“ITRI”) in Taiwan. MEGAsys also houses the application engineering team that supports Sentir implementation for our service provider customers in Asia. The acquisition of MEGAsys provided the following benefits to our business:

●	An established presence and credibility in Asia and access to the Asian market.

●	Relationships in Asia for cost-effective research and development of new product offerings and securing the best pricing for end user devices.

●	Sourcing of products directly using MEGAsys’s product sourcing expertise to enhance our custom integration capabilities.

●	Enhancements to the global distribution potential for our products and services.

In April 2009, the Department of Homeland Security (“DHS”) approved us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. The designation gives us, our partners, and our customers certain liability protection. We became the first company to offer real-time Internet Protocol (“IP”) video hosting and remote surveillance services with a SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, after thoroughly reviewing the analysis of the DHS Office of SAFETY Act, the Deputy Under Secretary of Science and Technology determined that our technology satisfies the criteria set forth in Section 442(d)(s) of the SAFETY Act and in Section 25.8(a) of the regulations promulgated pursuant to the SAFETY Act and officially issued a Certification. A Certificate of Conformance of Technology was issued and our video surveillance products and services were placed on “Approved Products List for Homeland Security.”

In November 2012, we signed a cooperation agreement with ITRI, a research and development organization based in Taiwan. Together with ITRI, we have developed cloud-video services. Pursuant to the cooperation agreement, we received the right to license some of ITRI’s patents that were used in the development. We also have exclusive rights to license the products and services we develop in cooperation with ITRI.

4

In June and August 2014, in collaboration with our local partner in the Philippines, we shipped our ZEE® cloud plug-and-play cameras for delivery to the Philippine Long Distance Telephone Company (“PLDT”) for distribution to its customers with a cloud video surveillance service offering, utilizing our Sentir platform.

In December 2014, we entered into a Framework Agreement with Vietnam Posts and Telecommunications Group (VNPT), the largest telecommunications company in Vietnam to install Sentir at its data centers and conduct technical testing for mass distribution of our ZEE cameras to its existing customer base. In June 2015, Sentir was installed at four of VNPT’s data centers. After technical testing, in July 2015, VNPT issued a thorough report validating Sentir.

In November 2015, we signed an agreement with Nguyen Business & Investment Co., Ltd. as our exclusive reseller in Vietnam. Since then, they formed Iveda Vietnam Co., Ltd. to be the operating entity to license the Sentir platform and resell Sentir-enabled devices (e.g., ZEE, IvedaHome).

Market Overview

According to a report titled “IP Video Surveillance and VSaaS Market (Technologies, Applications, Services, Geography) – Industry Analysis, Trends, Share, Opportunities and Forecast, 2012 – 2020,” published by Allied Market Research in January 2014 (the “Report”), the global IP Video Surveillance and Video Surveillance as a Service (“VSaaS”) market is expected to reach $57.3 billion by 2020. The global IP Video Surveillance and VSaaS market is expected to grow at a compound annual growth rate (“CAGR”) of 37.3% during the period from 2012 to 2020. North America is expected to achieve the highest share in the IP Surveillance market by 2020, while the Asia Pacific region is expected to experience CAGR of 44.3% during the period from 2013 to 2020, the highest growth rate of any region.

According to the Report, the VSaaS market’s projected growth is attributable to the increasing adoption of advanced surveillance systems by national and local governments and the increased maintenance costs associated with existing surveillance systems. These major driving forces are contributing to the adoption of newer, more cost-effective IP surveillance systems. Traditional surveillance systems lack the flexibility and scalability of more advanced IP surveillance systems. Moreover, as end users’ reliance on video increases, the limited capacity of traditional digital video recorders (“DVRs”) will become apparent and will reduce the effectiveness of more traditional surveillance systems.

The Report named Axis Communication AB, D-Link, Genetec, GeoVision Inc., Panasonic Corporation, Arecont Vision, Mobotix AG, Milestone System, March Network, and Avigilon Corporation, among others, as key players in the IP surveillance system industry. Those companies either manufacture IP cameras or are network video recorder (“NVR”) software providers. None of those companies are true VSaaS providers. Although the NVR software that many of those companies offer may be cloud-enabled, the software is more suitable for use in private clouds rather than for mass deployment of cloud video surveillance. Scalability and flexibility are two important characteristics of VSaaS, which none of today’s NVR solutions can achieve. Similarly, the cameras produced by those companies are IP network cameras and simply allow for integration into cloud-based technologies.

Our strategy to license Sentir globally to telecommunications companies, ISPs, data centers, and cable companies presents an opportunity for growth through partnerships with these organizations that have substantial existing subscriber bases. Given the success of smartphones and tablets with many Internet-based applications, telecommunications companies, in particular, are looking to expand the services offered to their customers. We believe that our cloud video surveillance service complements their existing products and can easily be bundled to create new service offerings. We have already begun to execute on this strategy, as we partner with several telecommunications companies that have subscriber bases of millions of users. Based on our active engagements with several telecommunications companies around the world, we believe that market adoption of VSaaS will grow significantly.

5

Technology

We invested $264,768 and $304,121 in research and development in 2015 and 2014, respectively, which we used to develop our Sentir cloud video surveillance platform and the integration of our ZEE cloud plug-and-play cameras. Research and development costs are expensed as incurred. Costs related to internally developed software are expensed as research and development expense until technological feasibility has been achieved, after which the costs are capitalized.

Sentir - Cloud Video Surveillance Platform

Sentir is a video management platform with proprietary video streaming and storage technology. It offers the video surveillance functionality of traditional security industry DVR and NVR, all delivered from the cloud as an application. The Sentir platform enables real-time viewing and playback of recorded video on computers and mobile devices with push notifications and alerts. Most of Sentir’s applications run from a Web browser without a software installation or download. Sentir eliminates infrastructure management, maintenance, and support because every aspect of the IP video system is managed by the service provider, including video applications, runtime, middleware, operating system, virtualization, servers, storage, and networking. Sentir provides video surveillance without additional hardware-cameras, power, and an Internet connection are all the user needs.

The Sentir platform includes surveillance software, cloud management software, servers, storage, and networking protocols. Sentir is a well-integrated and highly optimized solution for large scale video surveillance hosting. Although our service providers employ the highest industry standards of network and data security, Sentir can be used as a private video hosting cloud platform for customers who do not want to put sensitive surveillance data on their service provider’s cloud. Sentir can also be deployed to data centers for running large scale video hosting services. It is an all-in-one “cloud video platform” featuring big data storage, high availability, high performance, and scalability.

Sentir Utilizes Distributed Storage System

Online Replication

Sentir’s storage system can be configured to replication mode, which replicates files across storage servers, achieving high availability of files in the storage system. Accessing files is load balanced to multiple storage servers. This allows users to access files on demand as long as one storage server is available. This online replication is an active-active model, where every server is serving requests at the same time, compared with active-passive models where data is backed up to a slave server in the background and only the master server is serving requests. The active-active model is superior because it fully utilizes the computation of all storage servers, resulting in better performance.

Scale-Out Storage

The scalability of traditional storage systems has limitations. As one’s business grows, the storage capacity may prove insufficient and require expansion. In traditional storage systems, performance can be improved by replacing the controller. However, the storage system needs to be shut down to make the replacement. Additionally, the capability of the controller is limited by the performance of its CPU. With scale-out storage, performance can be increased by simply adding more storage servers to the system. More storage servers in the system yield better performance. Our distributed, scale-out storage system allows customers to add more capacity without interruption. Every new storage server contributes its computing power as well as adds capacity to the system. Our scale-out storage also provides flexibility to users. Because our scale-out storage system is flexible, customers do not need to decide how many servers they need to accommodate future data storage requirements. Our storage system allows on-line expansion, meaning that customers can expand storage capacity as needed, minimizing capital expenditures.

Thin-provisioning

Typically, systems administrators add capacity ahead of demand to ensure applications will not crash. Oftentimes, the excess storage cannot be used by other applications, wasting space. With thin-provisioning technology, a storage administrator creates the typical logical volume to an application, but the storage system allocates physical capacity to the volume only when it is required. This means administrators can create large storage volume for applications without actually installing the physical hard drives during initial system set up.

Server Virtualization Environment

We provide video surveillance solutions to meet various customer needs. Each solution has different infrastructure requirements. The Sentir Rack is designed to fit customized requirements by providing a server virtualization environment. Sentir can be configured for both Linux and Windows virtual machines. The virtual machines Sentir provides are highly optimized for our video surveillance solutions. Several hardware-assisted virtualization technologies are integrated for acceleration, including Intel virtualization technology (Intel VT-x, Intel VT-d) for CPU acceleration and Single-Root I/O Virtualization (SR-IOV) for network interface acceleration. In addition, Sentir provides well-integrated virtual machine images that can be used to create surveillance-ready virtual machines. With this feature, scaling the video surveillance system is simple.

6

Cloud Video Surveillance as a Service

Several companies offer software for cloud video surveillance implementation, ideal for campus-based deployments, but the software itself is not cloud-based for mass-scale deployments. Our legacy services use off-the-shelf NVRs and are being hosted at a data center and delivered to our customers from our cloud. Its limitations compelled us to develop and offer our own proprietary cloud platform, Sentir, for scalability, flexibility, and on-demand service offerings ideal for mass-scale deployment of cloud video surveillance services.

Our products, services, and platform pass all the accepted standards of cloud computing. With defined characteristics, such as commercial accessibility over the Web, centralized software management, and a “one-to-many” delivery model, end users no longer need to be responsible for software upgrades and patches and API availability for integration. End users can receive feature and function upgrades over the cloud without always needing to purchase a new camera.

Through a monthly subscription, end users are provided with a license to use Sentir applications on a per-device basis. Sentir’s integrated cloud storage management system with built-in software-defined storage technology makes it adaptable to big data and helps set it apart from others in the industry.

Our business model focuses on achieving market share by mass distribution through organizations with existing, loyal customer bases already paying a monthly fee for services. Given the success of smartphones and tablets with many Internet-based applications, telecommunications companies, in particular, are looking to expand the services offered to their customers. We believe that our cloud video surveillance service complements their existing products and can easily be bundled to create new service offerings. Based on our active engagements with several telecommunications companies around the world, we believe that market adoption of VSaaS will grow significantly.

The Iveda Difference

●	We have over ten years of cloud video surveillance experience.

●	We have provided cloud video surveillance technology to customers, including small businesses, law enforcement, cities and municipalities, and other government entities in the United States, Mexico, and Asia.

●	We have built and managed our enterprise-class cloud video infrastructure from the ground up. We designed our own cloud video platform architecture for optimal scalability, flexibility, security, and high availability.

●	We offer our Sentir platform, which provides multiple cloud-enabled product offerings for a multitude of applications and industries, including in-vehicle streaming video, smartphone video streaming, and plug-and-play cameras.

●	We have a SAFETY Act Designation by DHS as a Qualified Anti-Terrorism Technology provider since 2009 and received a Certification in January 2016.

Devices Enabled for Sentir

ZEE – Plug-and-Play Cloud Cameras

Our ZEE cameras are enabled for Sentir, a cloud-managed video hosting platform. These inexpensive, plug-and-play cloud cameras are specifically designed with consumers and small businesses in mind. With Sentir, consumers and small businesses can eliminate the hours of network setup and upkeep of ZEE cameras in numerous locations. The solution provides an inexpensive and easy-to-install enterprise-level video surveillance solution for home, office, or business that can be accessed anywhere in the world using our online dashboard from virtually any Internet-enabled smartphone, tablet, or computer. Our ZEE camera line currently includes indoor, outdoor, fixed, and pan/tilt (“P/T”) cameras. We offer the Sentir platform with our ZEE cameras to our telecommunications company clients to bundle with their existing products and services.

VEMO – In-Vehicle Streaming Video Surveillance System

VEMO is an in-vehicle video surveillance system enabled for Sentir. Live video from vehicles is hosted in the cloud and centrally managed. High resolution video is recorded on a local hard drive up to two terabytes. Videos can be accessed from one dashboard, which includes VEMO GPS, enabling end users to track the current location of their vehicles. VEMO is a fully integrated, in-vehicle surveillance system that allows for streaming live to the cloud, utilizing the Sentir platform. VEMO is ideal for law enforcement, school buses, commercial transportation, and emergency response vehicles where visibility of ongoing events is crucial.

7

Pricing Strategy

Our pricing strategy is simple: we charge our customers (service providers) a monthly Sentir licensing fee per camera, based on a certain volume commitment. The monthly fee includes initial installation of Sentir software, software maintenance, updates, and patches. Our service provider customers then account for our licensing fees and their data center costs when pricing the cloud video surveillance service or bundle. We price our ZEE cameras and other Sentir-enabled devices on a per-unit basis, subject to volume discounts.

Customers

Historically, our U.S.-based segment sold cameras and cloud video surveillance services directly to end users and in some cases to security integrators on a per-project basis. Our customers included banks, storage facilities, homeowners associations, law enforcement, food processing plants, public pools and parks, and government agencies in the United States, Mexico, and Asia.

In 2014, we shifted our focus from direct project-based sales to licensing Sentir to organizations already providing services to an existing customer base. We believe that partnering with service providers that have an existing loyal subscriber base will expedite the widespread adoption of our cloud video surveillance products and services. This business model provides dual revenue streams – one from camera sales to the service providers and the other from monthly Sentir licensing fees on a per-camera activation basis.

MEGAsys continues to service its enterprise and government clients on a per-project basis. Some of its customers include Chunghwa Telecom, the Taiwan Stock Exchange, New Taipei City Police Department, and Taiwan Energy Systems.

Historically, a significant portion of our revenue has come from a limited number of key customers. U.S.-based segment revenue from two customers represented approximately 66% of total U.S.-based segment revenue for the year ended December 31, 2015, and U.S.-based segment accounts receivable from one customer represented approximately 62% of total U.S.-based segment accounts receivable at December 31, 2015. Taiwan-based segment revenue from two customers represented approximately 67% of total Taiwan-based segment revenue for the year ended December 31, 2015, and Taiwan-based segment accounts receivable from three customers represented approximately 85% of total Taiwan-based segment accounts receivable at December 31, 2015.

Our Sentir licensing business, in particular, is susceptible to concentration of revenue, given our licensing customers’ large consumer bases of end users. The loss of a key service provider customer, the delay, reduction, or cancellation of a significant order, or difficulty collecting on our accounts receivable from our service provider customers could have a material adverse effect on our business, financial condition, and results of operations.

Business Strategy

Our business strategy consists of the following:

●	Licensing to Reseller/Service Providers for Distribution to Subscribers/End Users

●	Actively engage with telecommunications companies in the United States, Mexico, Asia, and Africa for Sentir licensing.

●	Streamline the process of bringing in a new reseller/service provider to expedite going to market.

●	Create and document processes for every stage of engagement with a new service provider (i.e., business plan, implementation, installation, training, customer service, and billing).

●	Marketing

●	Provide marketing plan, including sample sales and marketing materials to service providers demonstrating the features and benefits of cloud video surveillance and the value of cloud-hosted video surveillance compared with traditional systems (e.g., powerpoint presentations, billing statement promos, data sheets, brochures, white papers, and case studies).

●	Provide partnernet portal for service providers to access the latest versions of technical and marketing materials.

●	Enhance search engine optimization (SEO) of our website periodically.

8

●	Infrastructure/Security/R&D

●	Develop new products with technology partners in Asia to enhance and enable our video surveillance technology.

●	Incorporate another layer of security to our edge devices to further enhance the value of our products and services.

●	Continuously improve our Sentir platform.

●	International Business Development

●	Solicit manufacturers to embed our Sentir firmware into their devices to place more Sentir-enabled devices into the marketplace.

●	Leverage MEGAsys’s existing relationships with software developers and manufacturers in Asia to produce higher quality cameras at reduced cost.

●	Partner with data centers worldwide to fulfill hosting services for service providers that either lack data centers or choose not to host Sentir on their data centers.

Marketing Strategy

Our marketing strategy has changed to coincide with our shift away from direct sales to end users and towards licensing relationships with service providers. In order to capitalize on our licensing model, we are now focusing on building our brands internationally and assisting our customers with their go-to-market plans by providing public relations activities, sample sales and marketing materials, and market intelligence and by supporting our partners in market launches. We rely on our in-house team of marketing and graphic design professionals to help us produce both print and digital multimedia sales and marketing materials.

We continue to build our already established brand within the security industry. Our Chief Executive Officer has spoken at security industry events and has been interviewed by many local publications, trade publications, and talk shows to provide expert insight and analysis into security and cloud video surveillance. We also work with our partners and customers for joint news releases and case studies. We will continue our internal PR activities, including following editorial calendars of various trade and vertical publications, seeking speaking engagements for our CEO, and publishing industry articles. We also participate in investor relations conferences and non-deal road shows to increase our communication and brand awareness in the investment community.

Intellectual Property

We regard certain aspects of our internal operations, products, and documentation as proprietary and rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements, and nondisclosure agreements to protect our proprietary information. We do not currently hold any patents, but we have certain exclusive rights to relevant patents.

We cannot guarantee that our protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our system. Nonetheless, we intend to vigorously defend our proprietary technologies, trademarks, and trade secrets. We have required and will continue to require existing and future members of management, employees, and consultants to sign non-disclosure and invention assignment agreements for work performed on our behalf.

Although we have not historically sought any patent protection, we intend to secure appropriate national and international trademark protections with the intention of prosecuting any infringements. To date, we have solely relied on trade secrets, software security measures, and nondisclosure agreements to protect our proprietary information. We own registered trademarks for Iveda Solutions and its logo, Iveda and its logo, Sentir, ZEE, VEMO, IvedaXpress, IvedaEnterprise, IvedaMobile, IvedaXchange, IvedaOnBoard, IvedaPinPoint, IvedaSentry, and SafeCiti from the U.S. Patent and Trademark Office.

In November 2012, we signed a cooperation agreement with ITRI, a research and development organization based in Taiwan. Together with ITRI, we have developed cloud-video technologies, including Sentir and IvedaMobile. Pursuant to the cooperation agreement, we received the right to license some of ITRI’s patents that were used in the development. We also have exclusive rights to license the products and services we develop in cooperation with ITRI.

We do not believe that our proprietary rights infringe the intellectual property rights of third parties. However, we cannot guarantee that third parties will not assert infringement claims against us with respect to current or future technology or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation. Furthermore, our proposed future products and services may not be proprietary and other companies may already be providing these products and services.

9

Government Regulation

The security and surveillance industry and consumer data privacy are subject to government regulation. Future changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of any required operating permits and licenses. If laws and regulations change or we fail to comply in the future, our business, financial condition, and results of operations could be materially and adversely affected.

In April 2009, DHS approved us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, our Designation was elevated to Certification. Any amendments or interpretive guidance related to the SAFETY Act may affect our ability to retain our SAFETY Act Certification and may increase the costs of compliance. Because we view our SAFETY Act Certification as a differentiating factor among our industry peers, if laws and regulations change relating to the SAFETY Act or if we fail to comply with the SAFETY Act in the future, our business, financial condition, and results of operations could be materially and adversely affected.

Employees

As of December 31, 2015, we had 13 full-time employees in the United States and 19 full-time employees in Taiwan. Our future success will depend, in part, on our ability to attract, retain, and motivate highly qualified security, sales, marketing, technical, and management personnel. From time to time, we employ independent consultants or contractors to support our development, marketing, sales and support, and administrative needs. Our employees are not represented by any collective bargaining unit.

Insurance

We maintain insurance, including comprehensive general liability coverage, key man, and directors’ and officers’ coverage in amounts and with types of coverage that we believe are customary in our industry. Special coverage is sometimes added in response to unique customer requirements. We also maintain compliance with applicable state workers’ compensation laws. A certificate of insurance, which meets individual contract specifications, is made available to every customer.

Our History

We were incorporated in Nevada in June 2006 under the name Charmed Homes, Inc. and engaged in the construction and marketing of custom homes in Alberta, Canada. As a result of the unfavorable housing market and a lack of available funding, we ceased operations in 2008. On October 15, 2009, we completed a reverse merger with IntelaSight, Inc. doing business as Iveda Solutions, a Washington corporation (“IntelaSight”), pursuant to which IntelaSight became a wholly owned subsidiary of our company. Thereafter, we changed our name to Iveda Corporation. After the reverse merger, all of our operations were conducted under IntelaSight until December 31, 2010, at which time IntelaSight merged with and into our company, with our company surviving. At that time, we changed our name to Iveda Solutions, Inc. On April 30, 2011, we completed our acquisition of MEGAsys, which was incorporated in the Republic of China (Taiwan) on July 5, 1999.

Our common stock is traded on the OTC Bulletin Board under the symbol “IVDA.”

Available Information

Our principal executive offices are located at 460 S. Greenfield Road, Suite 5, Mesa, Arizona 85206 and our telephone number is (480) 307-8700. MEGAsys’s headquarters is located at 2F,-15, No. 14, Lane 609, Sec. 5, Chongxin Rd., Sanchong City, Taipei County 241, Taiwan (R.O.C.). We have two website addresses: www.iveda.com and www.mega-sys.com. Information contained on our websites does not constitute a part of this Annual Report on Form 10-K.

We electronically file our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports and other information with the Securities and Exchange Commission (the “SEC”). Through our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

The public can also obtain copies of any materials we file with, or furnish to, the SEC by visiting the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

10

ITEM 1A – RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider the following risk factors, together with all of the information included in this Annual Report on Form 10-K before making an investment decision to buy our securities. We believe the risks and uncertainties described below are the most significant we face. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, or results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

Risk Related to Our Business

Our Financial Statements Contain A Going Concern Opinion.

Our financial statements for the year ended December 31, 2015 were prepared on a “going concern basis” and the audit report contains a “going concern qualification” (see the Audit Report on the Financial Statements for the year ended December 31, 2015 and Note 1 to those Financial Statements). Our financial statements assume we will continue as a going concern, but to be able to do so we will need to raise additional capital to fund our operations until positive operating cash flow is achieved. There can be no assurance that we will be able to raise sufficient additional capital to continue our operations.

We Have Incurred Significant Net Losses Since Our Inception And May Not Be Able To Achieve Or Maintain Profitability On An Annual Basis In The Future.

We have incurred significant net losses since our inception. For the years ended December 31, 2015 and 2014, we incurred net losses of approximately $3.8 million and $5.7 million, respectively, and had accumulated losses of approximately $31.2 million through December 31, 2015. We cannot predict if we will achieve or maintain annual profitability in the near future or at all. The expected growth due to the recent change in our revenue model may not be sustainable or may decrease, and we may not generate sufficient revenue to achieve or maintain annual profitability. Our ability to achieve and maintain annual profitability depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve or maintain annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

We Need To Raise Significant Additional Funding.

At our current estimated burn rate, we have sufficient capital to continue our operations for only a short period of time. Accordingly, we must raise capital to continue as a going concern. In December 2014, our Board of Directors approved raising up to $4.0 million through a private placement of preferred stock. As of the final closing on March 13, 2015, we raised approximately $3.1 million through the sale of our Series B Preferred Stock. There is no assurance that we can raise additional funding to continue as a going concern or to operate profitably. Any inability to obtain additional financing when needed could require us to significantly curtail or cease operations.

Even if funding is available to us, we cannot assure investors that additional financing will be available on terms that are favorable to us or to our existing stockholders. Additional funding may be accomplished through the issuance of equity or debt securities that could be significantly dilutive to the percentage ownership of our existing stockholders. In addition, these newly issued securities may have rights, preferences, or privileges senior to those of existing stockholders. Accordingly, such a financing transaction could materially and adversely impact the price of our common stock.

We Depend On Certain Key Personnel.

Our future success is dependent on the efforts of key management personnel, particularly David Ly, our Chairman and Chief Executive Officer, and Robert J. Brilon, our President and Chief Financial Officer, each of whom is employed by us at will. Mr. Ly’s relationships within our industry are vital to our continued operations, and if Mr. Ly were no longer actively involved with us, we would likely be unable to continue our operations. We have obtained key man insurance on Mr. Ly in the amount of $1.0 million. The loss of one or more of our other key employees could also have a material adverse effect on our business, financial condition, and results of operations.

We also believe that our future success will be largely dependent on our ability to attract and retain highly qualified management, sales, and marketing personnel. We cannot assure investors that we will be able to attract and retain such personnel and our inability to retain such personnel or to train them rapidly enough to meet our expanding needs could cause a decrease in the overall quality and efficiency of our staff, which could have a material adverse effect on our business, financial condition, and results of operations.

11

Demand For Our Sentir Platform And Plug-And-Play Cameras May Be Lower Than We Anticipate.

We have limited resources to undertake reseller distribution activities. We cannot predict with certainty the potential consumer demand for our security and surveillance products or services or the degree to which we will meet that demand. If demand for our security and surveillance products and services does not develop to the extent or as quickly as expected, we might not be able to generate enough revenue to become profitable.

We are currently targeting the sale of our plug-and-play cameras and licensing of our Sentir platform to telecommunications companies, ISPs, data center companies, and cable companies. Our strategy to target those organizations is based upon their interest and a number of assumptions, some or all of which could prove to be incorrect.

Even if markets for our products and services develop, we could achieve a smaller share of those markets than we currently anticipate. Achieving market share will require substantial investment in technical, marketing, project management, and engineering functions to support the deployment of our services, including the licensing of our Sentir platform, to our existing customer base. We cannot assure investors that our efforts will result in the attainment of sufficient market share to become profitable.

We Believe Industry Trends Support Our Open Source Systems, But If Trends Reverse We May Experience Decreased Demand.

The security and surveillance industry is characterized by rapid changes in technology and customer demands. We believe that the existing market preference for open source systems (systems capable of integrating a wide range of products and services through community and private-based cooperation, such as the Internet, Linux, and certain cameras used in our business) is strong and will continue for the foreseeable future. We cannot assure investors that customer demand for our products and the market’s preference for open source systems will continue. A lack of customer demand or a decline in the preference of open source systems could have a material adverse effect on our business, financial condition, and results of operations.

A Relatively Small Number Of Key Customers Account For A Significant Portion Of Our Revenue.

Historically, a significant portion of our revenue has come from a limited number of key customers. U.S.-based segment revenue from two customers represented approximately 66% of total U.S.-based segment revenue for the year ended December 31, 2015, and U.S.-based segment accounts receivable from one customer represented approximately 62% of total U.S.-based segment accounts receivable at December 31, 2015. Taiwan-based segment revenue from two customers represented approximately 67% of total Taiwan-based segment revenue for the year ended December 31, 2015, and Taiwan-based segment accounts receivable from three customers represented approximately 85% of total Taiwan-based segment accounts receivable at December 31, 2015. Our accounts receivable are unsecured, and we are at risk to the extent such amounts become uncollectible. Although we perform periodic evaluations of our customers’ credit and financial condition, we generally do not require collateral in exchange for our products and services provided on credit.

Our Sentir licensing business, in particular, is susceptible to concentration of revenue, given our licensing customers’ large consumer bases of end users. The loss of a key service provider customer, the delay, reduction, or cancellation of a significant order, or difficulty collecting on our accounts receivable from our service provider customers could have a material adverse effect on our business, financial condition, and results of operations.

Payment terms for our U.S.-based segment require prepayment for our ZEE cameras before they are shipped and monthly Sentir licensing fees, which are due in advance on the first day of each month. For our U.S.-based segment, accounts receivable that are more than 120 days past due are considered delinquent. Payment terms for our Taiwan-based segment vary based on our agreements with our customers. Generally, we receive payment for our products and services within one year of commencing the project, except that we retain 5% of the total payment amount and release such amount one year after the completion of the project. MEGAsys provides an allowance for doubtful accounts for any receivables that will not be paid within one year, which excludes such retained amounts. We have set up doubtful accounts receivable allowances of $329,447 and $1,569 for our Taiwan-based and U.S.-based segments, respectively, as of the year ended December 31, 2015. We deem the rest of our accounts receivable to be collectible based on certain factors, including the nature of the customer contracts and past experience with similar customers.

We Rely On MEGAsys, Our Taiwan Subsidiary, For A Significant Portion Of Our Revenue.

We rely on MEGAsys, our Taiwan subsidiary, for a significant portion of our revenue. For the years ended December 31, 2015 and 2014, MEGAsys’s operations accounted for 90% and 56% of our total revenue, respectively. If MEGAsys experiences a decline in customer demand for its services, an increase in supplier pricing, currency fluctuations, or general economic or governmental instability, our business, financial condition, and results of operations may be materially and adversely affected.

12

We Plan To Rely On The Telecommunications Industry For A Significant Portion Of Our Licensing Sales Of Our Sentir Platform. Accordingly, The Economic Volatility In This Industry May Have A Material Adverse Effect On Our Ability To Forecast Demand And To Meet Desired Sales Levels.

We plan to rely on the telecommunications industry for a significant portion of our licensing business. The telecommunications industry is characterized by intense competition, relatively short product life cycles, consolidation, and significant fluctuations in product demand. This industry is heavily dependent on the end markets it serves and therefore can be affected by the demand patterns of those markets. If the volatility in this industry continues and we are unable to consistently license our Sentir platform to telecommunications customers, our business, financial condition, and results of operations may be materially and adversely affected.

Rapid Growth May Strain Our Resources.

As we continue the commercialization of our security and surveillance products and services, we expect to experience significant and rapid growth in the scope and complexity of our business, which may place a significant strain on our senior management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including engineers, project managers, and other support personnel, among others, in order to successfully advance our operations. We may also be required to expand and enhance our technology and network infrastructure design and other technologies to accommodate increases in the volume of traffic on our partners’ networks and the overall size of their customer bases. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases. The data centers that we currently use have significant additional bandwidth available should we need it for select house customers.

The nature of our Sentir licensing business does not require us to increase our leased space at data centers. Our licensing partners may host Sentir in their own data centers. To service our existing end users and key service provider and government accounts, we utilize an existing data center in Phoenix, Arizona and pay a hosting fee on a per-usage basis. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems, and to train, motivate, and manage our employees.

This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our business, or the failure to manage growth effectively, could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

Risks Associated with the Surveillance and Remote Security Industry

We Depend On Third Party Manufacturers and Suppliers For The Products We Sell.

Although our business model focuses on the licensing of our Sentir platform, we have relationships with a number of third party manufacturers and suppliers that provide all of the hardware components of our products. We have direct relationships with camera manufacturers in Taiwan for camera systems. Risks associated with our dependence upon third party manufacturers include the following: (i) reduced control over delivery schedules; (ii) lack of control over quality assurance; (iii) poor manufacturing yields and high costs; (iv) potential lack of adequate capacity during periods of excess demand; and (v) potential misappropriation of our intellectual property. Although we depend on third party manufacturers and suppliers for the products we sell, risks are minimized because we do not depend exclusively on any one manufacturer or supplier. We utilize an open platform, which means that in order to deliver our services, we do not discriminate based on camera brand or manufacturer and our services can be used with a wide array of products.

We do not know if we will be able to maintain third party manufacturing and supply contracts on favorable terms, if at all, or if our current or future third party manufacturers and suppliers will meet our requirements for quality, quantity, or timeliness. Our success depends in part on whether our manufacturers are able to fill the orders we place with them in a timely manner. If our manufacturers fail to satisfactorily perform their contractual obligations or fill purchase orders we place with them, we may be required to pursue replacement manufacturer relationships.

If we are unable to find replacements on a timely basis, or at all, we may be forced to either temporarily or permanently discontinue the sale of certain products and associated services, which could expose us to legal liability, loss of reputation, and risk of loss or reduced profit. We believe that our present suppliers offer products that are superior to comparable products available from other suppliers. In addition, we have development partner relationships with many of our present suppliers, which provide us with greater control over future enhancements to the products we sell. Our business, financial condition, results of operation, and reputation could be adversely impacted if we are unable to provide quality products to our customers in a timely manner.

13

We could also be adversely affected by an increase in our manufacturers’ prices for our product components or a significant decline in our manufacturers’ financial condition. Our manufacturers’ prices may increase as a result of internal price determinations, fluctuations in the prices of raw materials, natural disasters, raw material shortages, or other events beyond our control. If our relationship with any one of our manufacturers is terminated and we cannot successfully establish a relationship with an alternative manufacturer that offers similar services at similar prices, our costs could increase, adversely affecting our operations.

We Operate In A Highly Competitive Industry And Our Failure To Compete Effectively May Adversely Affect Our Ability To Generate Revenue.

We believe that no competitor currently offers a cloud video surveillance platform capable of being licensed to organizations for scalable mass distribution of cloud-hosted services to end users like our Sentir platform. However, some companies may be developing a similar platform, including companies that may have significantly greater financial, technical, and marketing resources, larger distribution networks, and that generate greater revenue and have greater name recognition than we do. Those companies may develop cloud video surveillance platforms that are superior to those that we offer. Such competition may potentially affect our chances of achieving profitability.

Some of our competitors may conduct more extensive promotional activities and may offer lower prices to customers than we can, which could allow them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices to remain competitive. Our competitors may be able to respond more quickly to new or changing opportunities, technologies, and customer requirements. To be successful, we must carry out our business plan, establish and strengthen our brand awareness through marketing, effectively differentiate our services from those of our potential competitors, and build our network of service providers, while maintaining a superior platform and level of service, which we believe will ultimately differentiate our products and services from those of our competitors. We may have to substantially increase marketing and development activities in order to compete effectively.

Future Legislation Or Governmental Regulations Or Policies Governing The Security and Surveillance Industry Or Consumer Privacy Could Have A Significant Impact On Our Operations.

The security and surveillance industry and consumer data privacy are subject to government regulation. Future changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of any required operating permits and licenses. If laws and regulations change or we fail to comply in the future, our business, financial condition, and results of operations could be materially and adversely affected.

In April 2009, DHS approved us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, our Designation was elevated to a Certification. Any amendments or interpretive guidance related to the SAFETY Act may affect our ability to retain our SAFETY Act Certification and may increase the costs of compliance. Because we view our SAFETY Act Certification as a differentiating factor among our industry peers, if laws and regulations change relating to the SAFETY Act or if we fail to comply with the SAFETY Act in the future, our business, financial condition, and results of operations could be materially and adversely affected.

We utilize a third party data center in Arizona. This data center is designed to meet the most stringent requirements established by the Telecommunications Industry Association’s Telecommunications Infrastructure Standards for Data Centers. However, The Failure Of Our Systems Could Result In A Material Adverse Effect To Our Business.

We utilize a third party data center in Arizona for our legacy hosting customers. This data center is designed to meet the most stringent requirements established by the Telecommunications Industry Association’s Telecommunications Infrastructure Standards for Data Centers, or TIA-942. The data center transmits data to our monitoring system via a secure Internet connection and offers the greatest reliability provided by the industry always-on service level in addition to offering a 100% uptime Service Level Agreement, due to a number of back-up measures. In April 2015 we entered into an assignment agreement for our monitoring service offering so that our operations will no longer be dependent upon our ability to support a complex network infrastructure and to avoid the risk of damage to both our monitoring center and the data center from fires, earthquakes, floods, hurricanes, power losses, war, terrorist acts, telecommunications failures, computer viruses, physical and electronic break-ins, and similar natural or manmade events. Despite our reduced reliance on data centers, our cloud-based systems may also be vulnerable to computer viruses, electronic break-ins, and similar disruptions.

In addition, certain hosted cameras for house accounts may also be affected by the occurrence of natural disasters, intentional or unintentional human errors or actions, or other unanticipated problems. We have experienced individual camera failures or outages in the past, and we will likely experience future individual camera failures or outages that disrupt the monitoring of those cameras.

14

If Our Information Security Measures Are Breached And Unauthorized Access Is Obtained, Existing And Potential Service Providers May Not Perceive Our Software And Services As Being Secure And May Terminate Their Licensing Agreements Or Fail To Order Additional Products And Services.

Our software involves the monitoring of cameras that may be recording sensitive areas of end users’ facilities and the storage of sensitive data obtained from such cameras. Our software utilizes data and other security measures that are comparable to those used by financial institutions. However, because we no longer host the Sentir platform at our own data centers, information security risks associated with data centers are borne by the service providers. If we or any of our service providers or their end-users experience any breach of security in our software, we may be required to expend significant capital and resources to help restore our service providers’ systems. Furthermore, because techniques used to obtain unauthorized access to information systems change frequently and generally are not recognized until launched against a target, we may not be able to anticipate those techniques or to implement adequate preventative measures. Given the nature of our business and the business of the service providers we serve, if unauthorized parties gain access to our or our service providers’ information systems or such information is used in an unauthorized manner, misdirected, lost, or stolen during transmission, any theft or misuse of such information could result in, among other things, unfavorable publicity, governmental inquiry and oversight, difficulty in marketing our software, allegations by our service providers that we have not performed our contractual obligations, termination of services by existing customers, litigation by affected parties, and possible financial obligations for damages related to the theft or misuse of such information, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Our Property And Business Interruption Insurance Coverage Is Limited And May Not Compensate Us Fully For Losses That May Occur As A Result Of A Disruption To Our Business.

Our property and business interruption insurance coverage is limited and is subject to deductibles and coverage limits. In the event that we experience a disruption to our business, our insurance coverage may not compensate us fully for losses that may occur. Any damage or failure that causes interruptions to our business could have a material adverse effect on our business, financial condition, and results of operations.

The Timing Of Our Revenue Can Vary Depending On How Long Customers Take To Evaluate Our Platform.

It is difficult to forecast the timing of revenue because the development period for a customized system or solution may be lengthy. In addition, our larger customers may need a significant amount of time to evaluate our products before purchasing them, and our governmental customers are subject to budgetary and other bureaucratic processes that may affect the timing of payment. The period between initial customer contact and a purchase by a customer varies greatly depending on the customer and historically has taken several months. During the evaluation period, customers may defer or reduce proposed orders of products or systems for various reasons, including (i) changes in budgets and purchasing priorities, (ii) decreased market adoption expectations, (iii) a reduced need to upgrade existing systems, (iv) introduction of products by competitors, and (v) general market and economic conditions.

We Are Subject To Certain Risks Inherent In Managing And Operating Businesses In Many Different Foreign Jurisdictions.

We have significant international operations in Asia. There are risks inherent in operating and selling products and services internationally, including the following: different regulatory environments and reimbursement systems; difficulties in enforcing agreements and collecting receivables through certain foreign legal systems; foreign customers who may have longer payment cycles than customers in the United States; fluctuations in foreign currency exchange rates; tax rates in certain foreign countries that may exceed those in the United States and foreign earnings that may be subject to withholding requirements; the imposition of tariffs, exchange controls, or other trade restrictions; general economic and political conditions in countries where we operate or where our customers reside; government control of capital transactions, including the borrowing of funds for operations or the expatriation of cash; potential adverse tax consequences; security concerns and potential business interruption risks associated with political or social unrest in foreign countries where our facilities or assets are located; difficulties associated with managing a large organization spread throughout various countries; difficulties in enforcing intellectual property rights and weaker intellectual property rights protection in some countries; required compliance with a variety of foreign laws and regulations; and differing customer preferences. The factors described above may have a material adverse effect on our business, financial condition, and results of operations.

We Rely On Service Providers To Distribute Our Surveillance Products And Services To Customers.

We rely on service providers to distribute our security products and services to their customers. We plan to continue our internal sales activity for the foreseeable future to service large service provider and government accounts. If our relationship with any of our larger service providers is terminated and we are not successful in establishing a relationship with an alternative service provider that offers similar services at similar prices, our business could decline.

15

Our Ability To Use Our Net Operating Loss Carryforwards And Certain Other Tax Attributes May Be Limited, Which Could Potentially Result In Increased Tax Liabilities To Us In The Future.

In prior years, we have suffered losses, for tax and financial statement purposes that generated significant federal and state net operating loss carryforwards. As of December 31, 2015, we had approximately $25.0 million of federal and $21.0 million of state net operating loss carryforwards, which we believe could offset otherwise taxable income in the United States, California, and Arizona. Our federal net operating loss carryforwards begin to expire in 2025. Our state net operating loss carryforwards, which are applicable in California and Arizona, began to expire in 2014. Although these net operating loss carryforwards may be used against taxable income in future periods, we will not receive any tax benefits from the losses we incurred unless, and only to the extent that, we have taxable income during the period prior to their expiration. In addition, our ability to use the net operating loss carryforwards would be severely limited in the event we complete a transaction that results in an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended.

Risks Related to Our Intellectual Property

We Could Incur Substantial Costs Defending Against Claims That Our Products Infringe On The Proprietary Rights Of Others.

We do not have any patents. The scope of any intellectual property rights that we have is uncertain and may not be sufficient to prevent infringement claims against us or claims that we have violated the intellectual property rights of third parties. We were named as a defendant in two patent-related lawsuits, both of which have been settled.

Competitors may have filed applications for or may have been issued patents and may obtain additional patents and proprietary rights relating to products or processes that compete with or are related to our products and services. The scope and viability of these patents, the extent to which we may be required to obtain licenses under these patents or under other proprietary rights, and the cost and availability of licenses are unknown, but these factors may limit our ability to market our products and services.

Third parties could claim infringement by us with respect to any patents or other proprietary rights that they hold, and we cannot assure investors that we would prevail in any such proceeding as the intellectual property status of our current and future competitors’ products and services is uncertain. Any infringement claim against us, whether meritorious or not, could be time-consuming, result in costly litigation or arbitration and diversion of technical and management personnel, or require us to develop non-infringing technology or to enter into royalty or licensing agreements.

We may not be successful in developing or otherwise acquiring rights to non-infringing technologies. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all, and could significantly harm our business and operating results. A successful claim of infringement against us or our failure or inability to license the infringed or similar technology could require us to pay substantial damages and could harm our business because we would not be able to continue operating our surveillance products without incurring significant additional expense.

In addition, to the extent we agree to indemnify customers or other third parties against infringement of the intellectual property rights of others, a claim of infringement could require us to incur substantial time, effort, and expense to indemnify these customers and third parties and could disrupt or terminate their ability to use, market, or sell our products. Furthermore, our suppliers may not provide us with indemnification in the event that their products are found to infringe upon the intellectual property rights of any third parties, and if they do not, we would be forced to bear any resulting expense.

We Depend On Our Intellectual Property.

Our success and ability to compete depends in part on our proprietary Sentir cloud video surveillance platform and big data storage technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. We consider our proprietary platform invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We do not currently hold any patents. The measures we take to protect our technologies and other intellectual property rights, which presently are based upon trade secrets, may not be adequate to prevent their unauthorized use.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market products, services, and technologies similar to ours, which could reduce demand for our products, services, and technologies. We may be unable to prevent unauthorized parties from attempting to copy or otherwise obtaining and using our products or technology. Policing unauthorized use of our technology is difficult, and we may not be able to prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our intellectual property as fully as those in the United States. Others may circumvent the trade secrets, trademarks, and copyrights that we currently or in the future may own. We do not have patent protection with respect to our software or systems, although we are considering seeking such protection.

We seek to protect our proprietary intellectual property, which includes intellectual property that may only be protectable as a trade secret, in part by confidentiality agreements with our employees, consultants, and business partners. These agreements afford only limited protection and may not provide us with adequate remedies for any breach or prevent other persons or institutions from asserting rights to intellectual property arising out of these relationships. See “Business – Intellectual Property.”

16

We Could Incur Substantial Costs Defending Our Intellectual Property From Infringement By Others.

Unauthorized parties may attempt to copy aspects of our proprietary software or to obtain and use our other proprietary information. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. We may not have the financial resources to prosecute any infringement claims that we may have. Any litigation could result in substantial costs and diversion of resources with no assurance of success.

Risk Related to Ownership of Our Securities

Unless Or Until We List Our Common Stock On NASDAQ Or Another Securities Exchange, Our Common Stock Will Be Deemed A “Penny Stock,” Which Makes It More Difficult For Our Investors To Sell Their Shares.

Unless or until our common stock lists on the Nasdaq Capital Market or another securities exchange, our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules generally apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stocks to persons other than “established customers” complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our common stock. If our common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our common stock.

We May Not Be Able To Access The Equity Or Credit Markets.

We face the risk that we may not be able to access various capital sources, including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Future Sales Of Our Common Stock In The Public Market By Our Existing Stockholders, Or The Perception That Such Sales Might Occur, Could Depress The Market Price Of Our Common Stock.

The market price of our common stock could decline as a result of the sales of a large number of shares of our common stock in the market by the selling stockholders, and even the perception that these sales could occur may depress the market price of our common stock.

Future Sales And Issuances Of Our Common Stock Or Rights To Purchase Common Stock By Us, Including Pursuant To Our Equity Incentive Plans, Could Result In Additional Dilution Of Percentage Ownership Of Our Stockholders And Could Cause Our Stock Price To Fall.

We intend to issue additional securities pursuant to our equity incentive plans and may issue equity or convertible securities in the future. To the extent we do so, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

There Is A Limited Market For Our Common Stock.

Only a very limited trading market currently exists for our common stock. As a result, any broker-dealer that makes a market in our common stock or other person that buys or sells our common stock could have a significant influence over its price at any given time. We cannot assure our stockholders that a market for our common stock will be sustained. There is no assurance that our common stock will have any greater liquidity than common stock that does not trade on a public market.

Our Reporting Obligations As A Public Company Are Costly.

Operating a public company involves substantial costs to comply with reporting obligations under federal securities laws. We may not reach sufficient size to justify our public reporting status. If we were forced to become a private company, our stockholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

17

We Do Not Intend To Pay Dividends On Our Common Stock So Any Returns Will Be Limited To The Value Of Our Stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain any future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will be limited to the value of their stock.

ITEM lB – UNRESOLVED STAFF COMMENTS

None.

ITEM 2 – PROPERTIES

We currently rent for our principal executive offices approximately 2,500 square feet on a month to month basis for $3,000 per month. We have vacated and are negotiating the early cancelation of our prior lease of approximately 5,779 square feet located in Mesa, Arizona. The terms of the lease required that we pay to Mesa Financial Plaza Investors, LLC, our third party landlord, minimum monthly payments ranging from $8,669 to $10,836. We believe that our current office space is adequate for the foreseeable future.

We previously leased three data centers pursuant to lease agreements that expired in September 2014 and February 2015. We are currently a party to a data center service agreement, which requires us to pay a hosting fee on a per-usage basis. Our data center service agreement expires in September 2017.

In July and September of 2015, MEGAsys renewed the leases for its principal executive offices in Taiwan, comprised of two suites totaling approximately 4,838 square feet. MEGAsys pays an aggregate of approximately $2,541 per month under the terms of the two leases, which expire on June 30, 2016 and September 14, 2016.

ITEM 3 – LEGAL PROCEEDINGS

From time to time we may become involved in various legal proceedings that arise in the ordinary course of business, including actions related to our intellectual property. Although the outcomes of these legal proceedings cannot be predicted with certainty, we are currently not aware of any such legal proceedings or claims that we believe, either individually or in the aggregate, will have a material adverse effect on our business, financial condition, or results of operations.

ITEM 4 – MINE SAFETY DISCLOSURES

Not applicable.

18

PART II

ITEM 5 – MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol “IVDA.” Set forth in the table below is information with respect to the high and low bid quotations of our common stock for the periods indicated as reported by the OTC Bulletin Board. The quotations represent inter-dealer prices without retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

2015	High Bid	Low Bid

Quarter Ended December 31, 2015	$0.76	$0.30
Quarter Ended September 30, 2015	$0.75	$0.26
Quarter Ended June 30, 2015	$1.00	$0.41
Quarter Ended March 31, 2015	$1.15	$0.70

2014	High Bid	Low Bid

Quarter Ended December 31, 2014	$1.40	$0.74
Quarter Ended September 30, 2014	$1.75	$0.85
Quarter Ended June 30, 2014	$1.80	$1.10
Quarter Ended June 30, 2014	$1.80	$1.50

There is limited trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will be sustained.

Security Holders

As of December 31, 2015, we had 27,906,739 shares of our common stock outstanding held by 226 shareholders of record, 4,003,592 shares of our Series A Preferred Stock outstanding held by 59 shareholders of record, and 302.5 shares of our series B Preferred Stock held by 12 shareholders of record.

Dividend Policy

We have never paid a cash dividend on our common stock. We currently intend to retain all earnings, if any, to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plans

For equity compensation plans information refer to Item 12 of Part III of this Annual Report on Form 10-K.

Recent Sales of Unregistered Securities

2015 Private Placement

On January 23, 2015, we completed the initial closing of a private placement of 265 shares of our Series B Preferred Stock at a purchase price of $10,000 per share (the “Original Issue Price”), together with Tranche A Warrants to acquire 1,766,665 shares of our common stock at an initial exercise price of $1.00 per share and Tranche B Warrants to acquire 1,766,665 shares of our common stock at an initial exercise price of $1,10 per share, and as of March 13, 2015, we have sold an additional 47.5 shares of our Series B Preferred Stock for the Original Issue Price, together with Tranche A Warrants to acquire 316,666 shares of our common stock at an initial exercise price of $1.00 per share and Tranche B Warrants to acquire 316,666 shares of our common stock at an initial exercise price of $1.10 per share (collectively, the “Private Placement”), with a number of new and existing institutional investors (collectively, the “Investors”). The Private Placement was made pursuant to a Securities Purchase Agreement, dated January 16, 2015, as amended (the “Purchase Agreement”), between us and the Investors. The Series B Preferred Stock is convertible into shares of our common stock (the “Conversion Shares”) at an initial conversion rate equal to the Original Issue Price divided by $0.75 (the “Conversion Price”). The Conversion Price is subject to certain adjustments as set forth in the Certificate of Amendment to our Articles of Incorporation filed with the Secretary of State of the state of Nevada on January 15, 2015. The Tranche A Warrants have an 18 month term and the Tranche B Warrants have a five year term.

19

Each Tranche A Warrant is convertible at the option of the holder, at any time, into shares of our common stock equal to one half of the number of Conversion Shares. Each Tranche B Warrant is convertible at the option of the holder, at any time, into shares of our common stock equal to one half of the number of Conversion Shares. Both the Tranche A and Tranche B Warrants have a cashless exercise feature. Proceeds from the Private Placement will be used for working capital, inventory purchases, and general corporate purposes.

In connection with the Purchase Agreement, we entered into the Registration Rights Agreement with the Investors. The terms of the Registration Rights Agreement require us to file a registration statement with the SEC covering at least 135% of the Registrable Securities (as defined in the Registration Rights Agreement) not already covered by an existing and effective registration statement by the Filing Deadline. On February 12, 2015, we entered into the Amendment with the Investors to extend the Filing Deadline to March 16, 2015. The Registration Rights Agreement, as amended, requires us to use our commercially reasonable efforts to cause each registration statement to be declared effective as soon as practicable and no later than the Effectiveness Deadline. If we experience an Event, we are required to pay to each Investor, on the business day immediately following the Filing Deadline or the Extended Filing Deadline, as applicable, and on each monthly anniversary of the Filing Deadline or the Extended Filing Deadline, as applicable, thereafter, liquidated damages equal to 1.5% of the aggregate purchase price paid by such Investor until the Event is cured or until the Registrable Securities are eligible for resale pursuant Rule 144 without manner or volume restrictions.

On April 21, 2016, we entered into an exchange agreement, or the Exchange Agreement, with an existing investor, pursuant to which (a) we amended the exercise price of such investor’s Tranche A Warrants to $0.35 per share, (b) the investor immediately exercised its existing Tranche A Warrants as amended, (c) we issued to the investor new Tranche A Warrants with an exercise price of $1.00 per share and an 18 month term beginning on the date of the Exchange Agreement, and (d) we adjusted the exercise price of the investor’s Tranche B Warrants to $0.35 per share. For additional information regarding the exchange refer to our Current Report on Form 8-K filed with the SEC on April 26, 2016.

We relied on exemptions from registration from the Securities Act and Rule 506 of Regulation D promulgated thereunder. The facts relied upon by us to use this exemption were the following: (a) we did not use general solicitation or advertising to market the securities; (b) the issuances were only made to accredited investors; and (c) we informed the investors that they would receive only “restricted” securities.

ITEM 6 – SELECTED FINANCIAL DATA

Not applicable.

ITEM 7 – MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and associated notes appearing elsewhere in this Annual Report on Form 10-K. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements as a result of various factors, including the risks and uncertainties described under “Risk Factors.”

Company Overview

We developed Sentir, a video surveillance management platform with big data storage technology for flexible and scalable distribution of hosted video surveillance services to end users. Sentir has an enterprise-class video hosting architecture, utilizing robust data centers. Sentir is ideal for service providers such as telecommunications companies, ISPs, data centers, and cable companies with an existing physical infrastructure that are looking to add video surveillance services to their customer offerings. Sentir allows scalability, flexibility, and centralized video management, access, and storage. The advantage this platform offers end users is that there is no need to buy and maintain video surveillance software and hardware. This platform enables real-time viewing and recorded playback of video on computers and mobile devices with push notifications and alerts. Our expertise allows us to enable large service providers to offer cloud-based plug-and-play video surveillance using our Sentir platform.

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. Our principal sources of revenue were derived from monthly fees from video hosting and real-time surveillance services and one-time fees for equipment sales and installation.

20

In 2014, we shifted our revenue model from direct project-based sales to licensing Sentir and selling Sentir-enabled plug-and-play cloud cameras to service providers such as telecommunications companies, ISPs, data centers, and cable companies already providing services to an existing customer base. Partnering with service providers that have an existing loyal subscriber base allows us to focus on our customers, the service providers, and leverage their end-user infrastructure to sell, bill, and provide customer service for the Sentir cloud video surveillance offering. This business model provides dual revenue streams – one from camera sales to the service providers and the other from monthly Sentir licensing fees on a per-camera activation basis.

MEGAsys, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City initiatives in Taiwan and other neighboring countries. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers and managing our relationship with ITRI in Taiwan. MEGAsys also houses the application engineering team that supports Sentir implementation to our service provider customers in Asia.

In April 2009, DHS approved us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. The designation gives us, our partners, and our customers certain liability protection. We became the first company to offer real-time IP video hosting and remote surveillance services with a SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, after thoroughly reviewing the analysis of the DHS Office of SAFETY Act, the Deputy Under Secretary of Science and Technology determined that our technology satisfies the criteria set forth in Section 442(d)(s) of the SAFETY Act and in Section 25.8(a) of the regulations promulgated pursuant to the SAFETY Act and officially issued a Certification. A Certificate of Conformance of Technology was issued and our video surveillance products and services were placed on “Approved Products List for Homeland Security.”

The accompanying financial statements have been prepared assuming that we will continue as a going concern. We generated accumulated losses of approximately $31.0 million through December 31, 2015. Over the last two years, we developed and implemented a multi-step plan to enable us to continue to operate with the goal of reporting operating profits. To date, we have achieved the following milestones and plan to continue to execute on our plan:

●	We developed Sentir, our cloud-based video management platform, and began executing on our strategy to license its use as a VSaaS offering to partners such as telecommunications companies, ISPs, data centers, and cable companies in order to gain access to their existing subscriber bases. We currently partner with four telecommunications companies that have subscriber bases of millions of users.

●	We introduced the ZEE® line of cloud, plug-and-play cameras. The camera line includes two indoor cameras, one outdoor camera, and one pan/tilt P/T camera. We utilize contract manufacturers for our cloud cameras and other cloud-enabled devices. The Sentir-enabled cameras simplify service providers’ VSaaS offering to end users.

●	We developed IvedaMobile® – a cloud-hosting service that turns any smartphone or tablet into a mobile, cloud video streaming device.

●	We introduced IvedaHome, cloud-based home security and automation systems.

●	We signed an exclusive reseller agreement with a local group in Vietnam that will sell to the Vietnam Telecom and Integrator market under the name Iveda Vietnam.

●	We are actively collaborating with certain telecommunications companies in other countries to resell our products and services in their respective countries. Our initial shipments of ZEE cameras were sent in June and August 2014 for delivery to Filcomserve as reseller to the Philippine Long Distance Company (“PLDT”) for distribution to its customers.

●	In December 2014, we entered into an agreement (the “Debenture and Warrant Amendment”) with the holders of certain debentures (the “2013 Debentures”) and certain warrants (the “2013 Warrants”), pursuant to which the holders agreed to cancel the 2013 Debentures and convert them into an aggregate of 3,600,000 shares of our newly issued Series A Preferred Stock. As inducement to enter into the Debenture and Warrant Amendment, we issued to the holders, additional warrants to purchase shares of our common stock (the “Inducement Warrants”). In December 2014, our Board of Directors approved our company raising up to $4.0 million through the Private Placement. As of the final closing on March 13, 2015, we raised approximately $3.1 million through the sale of our Series B Preferred Stock.

●	We launched a new website highlighting our licensing business model, which focuses on telecommunications companies, data centers, ISPs, cable companies, and other similar organizations.

21

●	We reduced our U.S.-based segment operating costs by eliminating its direct project-based sales channel and all costs related to project-based sales as well as our real time monitoring services to focus our activities and resources on licensing Sentir.

●	In November 2013, we hired Bob Brilon as our Chief Financial Officer and Executive Vice President of Business Development. Mr. Brilon has strong ties with the investment community and has extensive experience with strategic growth planning and domestic and foreign institutional investors, which will be instrumental to our market expansion, global distribution of our cloud video hosting platform and services, and raising capital to fund our growth. In February 2014, Mr. Brilon was appointed as our President.

Results of Operations for the Year Ended December 31, 2015 Compared with the Year Ended December 31, 2014

Net Revenue

We recorded net consolidated revenue of $3.1 million for the year ended December 31, 2015, compared with $2.2 million for the year ended December 31, 2014, an increase of $0.9 million, or 41%. In fiscal 2015, our recurring service revenue was $213,091, or 7% of consolidated net revenue, and our equipment sales and installation revenue was $2.8 million, or 93% of net revenue. For the year ended December 31, 2014, our recurring service revenue was $579,940, or 27% of net revenue, and our equipment sales and installation revenue was $1.6 million, or 71% of net revenue. The increase in total revenue in 2015 compared with the same period in fiscal 2014 is attributable primarily to increased equipment sales from MEGAsys.

Cost of Revenue

Total cost of revenue was $2.4 million (78% of revenue; gross margin of 22%) for the year ended December 31, 2015, compared with $1.6 million (74% of revenue; 26% gross margin) for the year ended December 31, 2014, an increase of $0.8 million, or 48%. The increase in cost of revenue was primarily driven by increased MEGAsys revenue. The decrease in overall gross margin was primarily attributed to the write down of the value of U.S. based inventory to market value.

Operating Expenses

Operating expenses were $4.0 million for the year ended December 31, 2015, compared with $5.5 million for the year ended December 31, 2014, a decrease of $1.5 million, or 33%. This decrease in operating expenses in 2015 compared with 2014 is due primarily to decreased direct sales and sales support personnel, reduced direct marketing, reduced financial consulting, and reduced research and development expenses.

Loss from Operations

Loss from operations decreased to $3.3 million for the year ended December 31, 2015, compared with $5.0 million for the year ended December 31, 2014, a decrease of $1.7 million, or 33%. A majority of the decrease in loss from operations of $1.7 million, or 33%, was primarily due to an increase in revenue and gross margin and a decrease in operating expenses. The majority of the total loss from operations was attributable to our U.S.-based segment and an offset of $218,183 in income was attributable to our Taiwan-based segment.

Other Expense-Net

Other expense-net was $435,482 for the year ended December 31, 2015, compared with $681,663 for the year ended December 31, 2014, a decrease of $246,181, or 36%. The significant decrease in other expense includes a $0 charge for loss on debt conversion in 2015 and $333,675 charge for loss on debt conversion in 2014.

Net Loss

Net loss was $3.7 million for the year ended December 31, 2015, compared with $5.7 million for the year ended December 31, 2014. The decrease of $2.0 million, or 33%, in net loss was caused by an increase in revenue and gross margin and a decrease in operating expenses.

Liquidity and Capital Resources

As of December 31, 2015, we had cash and cash equivalents of $115,568 in our U.S.-based segment and $91,357 in our Taiwan-based segment, compared with $26,661 in our U.S.-based segment and $61,239 in our Taiwan-based segment as of December 31, 2014. This increase in our cash and cash equivalents is primarily a result of the increase in revenue and prepaid license fees from our Vietnam exclusive reseller. There are no legal or economic factors that materially impact our ability to transfer funds between our U.S.-based and Taiwan-based segments.

22

Net cash used in operating activities during the year ended December 31, 2015 was $2.8 million compared with $5.0 million during the year ended December 31, 2014. Cash used in operating activities for the year ended December 31, 2015 consisted primarily of the net loss offset by approximately $216,700 in non-cash stock option compensation. Cash used in operating activities for the year ended December 31, 2014 consisted primarily of the net loss offset by approximately $373,000 in non-cash stock option compensation.

Net cash provided by investing activities for the year ended December 31, 2015 was $96,635. Net cash used in investing activities during the year ended December 31, 2014 was $268,650.

Net cash provided by financing activities for the year ended December 31, 2015 was $2.5 million compared with $4.8 million during the year ended December 31, 2014. Net cash provided by financing activities in 2015 consisted primarily of proceeds from the sale of Series B Preferred Stock. Net cash provided in 2014 consisted primarily of long-term debt proceeds, short-term debt proceeds, and related party short-term debt proceeds.

We have experienced significant operating losses since our inception. At December 31, 2015, we had approximately $25.0 million in net operating loss carryforwards available for federal income tax purposes, which will begin to expire in 2025. We did not recognize any benefit from the federal net operating loss carryforwards in 2015. We also had approximately $21.0 million in state net operating loss carryforwards, which began to expire in 2014.

We have limited liquidity and have not yet established a stabilized source of revenue sufficient to cover operating costs, based on our current estimated burn rate. We have negative working capital of $1.3 million, which means that our current liabilities exceed our current assets by that amount. Accordingly, our continuation as a going concern is dependent upon our ability to generate greater revenue through increased sales and/or our ability to raise additional funds through the capital markets. During the year ended December 31, 2014, we entered into debenture agreements with certain members of our Board of Directors (see Note 2 to the consolidated financial statements) to generate cash and those notes are still outstanding. During the year ended December 31, 2014, we also engaged an investment bank to assist in evaluating potential equity financing opportunities. The investment bank became the exclusive placement agent for the Private Placement that had an initial closing date of January 23, 2015 for approximately $2.6 million. We sold additional shares in the Private Placement and as of March 13, 2015, we raised $3.1 million. No assurance can be given that we will be successful in future financing and revenue-generating efforts. Even if funding is available, we cannot assure investors that it will be available on terms that are favorable to our existing stockholders. Additional funding may be achieved through the issuance of equity or debt securities that could be significantly dilutive to the percentage ownership of our existing stockholders. In addition, these newly issued securities may have rights, preferences, or privileges senior to those of our existing stockholders. Accordingly, such a financing transaction could materially and adversely impact the price of our common stock.

Substantially all of our cash is deposited in two financial institutions, one in the United States and one in Taiwan. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit. Deposits in Taiwan financial institutions are insured by CDIC (Central Deposit Insurance Corporation) with maximum coverage of NTD 3 million. At times, amounts on deposit in Taiwan may be in excess of the CDIC insurance limit.

Our accounts receivable are unsecured, and we are at risk to the extent such amounts become uncollectible. Although we perform periodic evaluations of our customers’ credit and financial condition, we generally do not require collateral in exchange for our products and services provided on credit. U.S.-based segment revenue from two customers represented approximately 94% of total revenue for the year ended December 31, 2015, and U.S.-based segment accounts receivable from one customer represented approximately 62% of total accounts receivable at December 31, 2015. Taiwan-based segment revenue from three customers represented approximately 85% of total revenue for the year ended December 31, 2015, and Taiwan-based segment accounts receivable from two customers represented approximately 67% of total accounts receivable at December 31, 2015. No other customers represented greater than 10% of total revenue in 2015 and 2014.

We provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Payment terms for our U.S.-based segment require prepayment for our ZEE cameras before they are shipped and monthly Sentir licensing fees, which are due in advance on the first day of each month. For our U.S.-based segment, accounts receivable that are more than 120 days past due are considered delinquent. Payment terms for our Taiwan-based segment vary based on our agreements with our customers. Generally, we receive payment for our products and services within one year of commencing the project, except that we retain 5% of the total payment amount and release such amount one year after the completion of the project. Although our Taiwan-based segment had 38% of gross accounts receivable aged over 180 days at December 31, 2015, we provide an allowance for doubtful accounts for any receivables that will not be paid within one year, which excludes such retained amounts. Our U.S.-based segment, had allowances for doubtful accounts receivable of $1,568 and $0 for the years ended December 31, 2015 and 2014, respectively. Our Taiwan-based segment, had allowances for doubtful accounts receivable of $409,347 and $342,494 for the years ended December 31, 2015 and 2014, respectively. We deem the rest of our accounts receivable to be collectible based on certain factors, including the nature of the customer contracts and past experience with similar customers. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer and we generally do not charge interest on past due receivables.

23

Effects of Inflation

For the periods for which financial information is presented, we do not believe that the current levels of inflation in the United States have had a significant impact on our operations. Likewise, we do not believe that the current levels of inflation in Taiwan have had a significant impact on the operations of MEGAsys.

Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

Application of Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The material estimates for our company are that of the stock-based compensation recorded for options and warrants issued and the income tax valuation allowance recorded for deferred tax assets. The fair values of options and warrants are determined using the Black-Scholes option pricing model. We have no historical data on the accuracy of these estimates. The estimated sensitivity to change is related to the various variables of the Black-Scholes option pricing model stated below. The specific quantitative variables are included in the notes to the financial statements. The estimated fair value of options and warrants is recognized as expense on the straight-line basis over the options’ and warrants’ vesting periods. The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option pricing model with the expected life, dividend yield, expected volatility, and risk-free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility for 2014 and 2013 was estimated using the Dow Jones U.S. Industry indexes sector classification methodology for industries similar to that in which we operate. The risk-free rate for periods within the contractual life of the option and warrant is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options and warrants is based on the average of three public companies offering services similar to ours.

Impairment of Long-Lived Assets

We have a significant amount of property and equipment primarily consisting of leased equipment. We review the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360 “Property, Plant and Equipment.” Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value.

Basis of Accounting and Going Concern

Our financial statements have been prepared on the accrual basis of accounting in conformity with GAAP. In addition, the accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $31.0 million through December 31, 2015 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

24

Revenue and Expense Recognition

We recognize revenue when (1) persuasive evidence of an arrangement exists, (2) title transfer has occurred, (3) the price is fixed or readily determinable, and (4) collectability is reasonably assured. We recognize revenue in accordance with ASC 60, “Revenue Recognition.” Sales are recorded net of sales returns and discounts, which are estimated at the time of shipment based upon historical data. Revenue from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenue from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the costs incurred to date as a percentage of estimated total costs for each contract. This method is used because we consider expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenue, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenue when their realization is reasonably assured. Claims are included in revenue when realization is probable and the amount can be reliably estimated.

The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

Stock-Based Compensation

On January 1, 2006, we adopted the fair value recognition provisions of ASC 718, “Share-Based Payment,” which requires the recognition of an expense related to the fair value of stock-based compensation awards. We elected the modified prospective transition method as permitted by ASC 718. Under this transition method, stock-based compensation expense for the years ended December 31, 2011 and 2010 includes compensation expense for stock-based compensation granted on or after the date ASC 718 was adopted based on the grant-date fair value estimated in accordance with the provisions of ASC 718. We recognize compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2010 and 2009, was estimated using the “minimum value method” as prescribed by the original provisions of ASC 718, “Accounting for Stock-Based Compensation” and therefore, no compensation expense was recognized for these awards in accordance with ASC 718. We recognized $216,700 and $373,000 of stock-based compensation expense for the years ended December 31, 2015 and 2014, respectively.

Convertible Instruments

We apply the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

We account for convertible debt instruments when we have determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options.” We record, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

25

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at the reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The conversion feature embedded within our convertible note payable allows for conversion at any time into our common stock at $1.50 per share. The potential number of common shares to be issued upon conversion is 2,400,000 shares of common stock. Purchasers of the convertible debentures also received warrants to purchase an aggregate of 327,273 shares of our common stock exercisable for five years at an exercise price of $1.65 per share. In addition, we incurred financing costs in connection with the issuance of convertible debentures and issued warrants to purchase 199,243 shares of our common stock exercisable for four years at an exercise price of $1.65 per share. Accordingly, the conversion feature and warrants have been recognized as derivative instruments. We determined the value of the conversion feature and warrants using the Black-Scholes option pricing model, which is considered to be a reasonable method to value each instrument. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Effective December 1, 2014, we entered into the Debenture and Warrant Amendment with the holders of the 2013 Debentures pursuant to which we amended the terms of the 2013 Debentures and the 2013 Warrants. As a result of the Debenture and Warrant Amendment, on December 9, 2014, the 2013 Debentures were cancelled and the entire outstanding principal amount of the 2013 Debentures was converted into 3,600,000 shares of newly issued Series A Preferred Stock. The Series A Preferred Stock is entitled to receive an automatically accruing dividend at a rate of 9.5% per annum dating back to the original issue date of the 2013 Debentures and is convertible into shares of our common stock at the election of the holder at any time, or automatically on June 30, 2017, at a conversion price of $1.00 per share of our common stock, subject to certain adjustments. The conversion price adjusted to $0.97 per share as of January 23, 2015 and then $0.86 per share as of April 21, 2016, as a function of the anti-dilution provisions contained in the Series A Preferred Stock and the sale of our Series B Preferred Stock and subsequent price conversion adjustments. The Series A Preferred Stock is also entitled to a preference upon sale or liquidation of our company in the amount of $1.00 per share, subject to certain adjustments.

We also amended the terms of the 2013 Warrants to reduce the exercise price from $1.65 per share of our common stock to $1.00 per share of our common stock, which was adjusted again to $0.75 as of January 23, 2015 as a function of the anti-dilution provisions contained in the 2013 Warrants and the sale of our Series B Preferred Stock. As inducement to enter into the Debenture and Warrant Amendment, we issued Inducement Warrants to purchase an aggregate of 218,165 shares of our common stock at an exercise price of $1.00 per share, which was also adjusted to $0.75 as of January 23, 2015 and adjusted to $0.35 as of April 21, 2016 a function of the anti-dilution provisions contained in the Inducement Warrants and the sale of our Series B Preferred Stock and subsequent price adjustments. If exercised, the Inducement Warrants will provide us with gross proceeds of approximately $76,357. Each holder received an Inducement Warrant to acquire the number of shares of our common stock equal to 66.67% of the number of shares issuable under such holder’s 2013 Warrant, which is exercisable for a period of five years.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method, which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

ITEM 7A – QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8 – FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to our consolidated financial statements, the notes thereto, and the report thereon, commencing on page F-1 of this Annual Report on Form 10-K, which consolidated financial statements, notes, and report are incorporated herein by reference.

26

ITEM 9 – CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A – CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer, as of December 31, 2015, concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act was recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act.

Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of our internal control over financial reporting as of December 31, 2015 as required by Rule 13a-15(c) under the Exchange Act. We utilized the criteria and framework established by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in Internal Control – Integrated Framework (1992) in performing this assessment. Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2015.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

This Annual Report on Form 10-K does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Our management’s report was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this Annual Report on Form 10-K.

Changes in Internal Control over Financial Reporting

In December 2013, we hired a new Chief Financial Officer who has experience in SEC reporting and disclosures. We now have two employees knowledgeable in SEC accounting and reporting. We have plans for hiring additional financial personnel and implementing additional controls and processes involving both of our financial personnel in order to ensure all transactions are accounted for and disclosed in an accurate and timely manner. There have not been any other changes in our internal control over financial reporting identified by management’s evaluation pursuant to Rules 13a-15(d) or 15d-15(d) of the Exchange Act during the most recent fiscal quarter that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, misstatements, errors, and instances of fraud, if any, within our company have been or will be prevented or detected. These inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management or Board override of the control.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

27

Identified Material Weakness

As of December 31, 2015, we need to hire additional employees at MEGAsys that are knowledgeable in SEC accounting and reporting. Increased staffing at the subsidiary level will provide daily oversight of MEGAsys’s operations and minimize the likelihood of any material error in reporting the subsidiary’s results. Action plans are in place to address this staffing need during 2016.

Management’s Remediation Initiatives

As our resources allow, we plan to add financial personnel at the subsidiary level to properly provide accurate and timely financial reporting.

Segregation of Duties

As of December 31, 2015, we had two employees knowledgeable in SEC accounting and reporting. Our management has put in place policies and procedures designed, to the extent possible, to segregate the duties of initiating transactions, maintaining custody over assets, and recording transactions. Due to our size and limited resources, segregation of all conflicting duties may not always be possible and may not be economically feasible.

ITEM 9B – OTHER INFORMATION

None.

28

PART III

ITEM 10 – DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Each member of our Board of Directors serves a one-year term and is subject to re-election at our Annual Meeting of Stockholders. The following table sets forth all executive officers and directors of our company as of May 5, 2016:

Name	Age	Position
David Ly	40	Chief Executive Officer and Chairman of the Board of Directors
Robert J. Brilon	55	President, Chief Financial Officer and Treasurer
Luz A. Berg	54	Chief Marketing Officer and Corporate Secretary
Joseph Farnsworth	56	Director
Alejandro Franco	63	Director
Robert D. Gillen	61	Director
Chen-Ho (Alex) Kuo	53	Director
Gregory Omi	54	Director

David Ly founded our company and has served as our Chief Executive Officer and Chairman of the Board of Directors since October 2009. Mr. Ly also served as our President from October 2009 to February 2014. Mr. Ly served in Business-to-Business Sales for T-Mobile USA, a wireless network and communications company, from August 2002 to September 2003. From September 2001 to July 2002, Mr. Ly served as Market Manager of Door To Door Storage, a moving and portable storage company. Mr. Ly served as an Applications Engineer at Metricom, Inc., a software development and consulting company, from November 1998 to August 2001. Mr. Ly holds a B.S. in Civil Engineering with a minor in International Business from San Francisco State University. We believe Mr. Ly’s position as our Chief Executive Officer, his extensive knowledge and understanding of the video surveillance industry, and his business and engineering expertise and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Robert J. Brilon has served as our President since February 2014 and as our Chief Financial Officer and Treasurer since December 2013. Mr. Brilon served as our Executive Vice President of Business Development from December 2013 to February 2014 and as our interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a B.S. in Business Administration from the University of Iowa.

Luz A. Berg has served as our Chief Marketing Officer and Corporate Secretary since October 2009. Ms. Berg also served in various roles at our company including Chief Operating Officer from October 2009 to September 2014, Senior Vice President of Operations & Marketing from May 2007 to October 2009, and Vice President of Marketing from November 2004 to May 2007. Ms. Berg served as Director of Marketing of Cygnus Business Media, a technology business-to-business media company, from January 2003 to July 2004. From October 2001 to January 2003, Ms. Berg served as Director of Marketing for Penton Business Media, a business-to-business media company. Ms. Berg also served as Marketing Programs/Channel Marketing Manager of Metricom from March 1999 to August 2001 and as a Marketing Communications Specialist for Spectra-Physics Lasers from October 1991 to March 1999. Ms. Berg holds a B.A. in Management from St. Mary’s College.

29

Joseph Farnsworth has served as a director of our company since January 2010. Mr. Farnsworth has served as President and as a director of Farnsworth Realty & Management Co., an Arizona-based privately held real estate company, and as a director of Farnsworth Development, a closely held real estate developer, since 1995. Mr. Farnsworth has also served as a director of The Farnsworth Companies since 2008. From 1990 to 1995, Mr. Farnsworth served as President of Alfred’s International, with operations in China and Korea. Prior to that, Mr. Farnsworth served as President of Farnsworth International, a real estate investment company based in Taipei, Taiwan from 1987 to 1991. Mr. Farnsworth holds a B.S. in Real Estate Finance from Brigham Young University and is a licensed real estate broker in Arizona. We believe Mr. Farnsworth’s experience leading companies with operations in Asia and his business and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Alejandro Franco has served as a director of our company since November 2011. Mr. Franco has also served as a consultant to our company since 2011, advising on business development and strategic partnership opportunities in Mexico. Mr. Franco is the founder and has served as President of Amextel, a telecommunications company in Mexico, since June 2003. Mr. Franco also founded and served as President of Bela Corp., a cloud technology and services company, from 1988 to 2000. Prior to that, Mr. Franco founded and served as President of TVM, Inc., a television and technology company in Mexico, from 1985 to 1988. Mr. Franco attended UNAM University, Mexico where he studied Economics. Mr. Franco also attended IBERO University, Mexico, where he studied Industrial Design. Mr. Franco holds a Master’s in Theology from the Oblate School of Theology in San Antonio, Texas. We believe Mr. Franco’s experience leading businesses with operations in Asia and Mexico, his experience as a consultant for our company, his extensive knowledge and understanding of the telecommunications and cloud technology industries, and his business and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Robert D. Gillen has served as a director of our company since November 2011. Mr. Gillen founded and has served as President of the Law Offices of Robert D. Gillen, Ltd., a law firm located in Scottsdale, Arizona and Naperville, Illinois, which specializes in advising small- and medium-size businesses on domestic and international tax planning, since 1979. Mr. Gillen retired in October 2014. Mr. Gillen holds a B.S. in Business Administration from the University of Illinois and a J.D. from the Illinois Institute of Technology – Chicago Kent College of Law. Mr. Gillen also has extensive experience educating, CPAs, attorneys, and other financial and business professionals about asset protection and tax planning. We believe Mr. Gillen’s experience advising, clients operating the cellular industry, his experience leading a business involved in the lease and sale of cellular sites, his experience navigating international business and legal issues, and his prior board experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Chen-Ho (Alex) Kuo has served as a director of our company since November 2011 and served as our Chief Strategy Officer from July 2011 to August 2015. Mr. Kuo served as our Senior Vice President of Global Strategies-Asia from May 2011 to July 2011 and as a consultant to our company from November 2010 to May 2011. Mr. Kuo has also served as a General Partner of Vannogate, Inc., a business consulting company, since September 2013. Mr. Kuo served as President of Xserve India Pvt Ltd, from March 2001 to March 2006. From 1992 to 2000, Mr. Kuo served as Senior Director of Acer, a hardware and electronics company. Prior to that, Mr. Kuo held various Vice President and Senior Vice President positions at several companies, including China Security and Surveillance Technology, FalconStor Software, and Global Data Solutions Limited. Mr. Kuo also serves as an instructor at the Cloud Computing Industry Association of Taiwan. Mr. Kuo holds a B.S. in Atmospheric Sciences and Meteorology from National Taiwan University and a Master’s degree in Science and Technology Innovation Management from George Washington University. We believe Mr. Kuo’s previous experience as our Chief Strategy Officer, his extensive knowledge and understanding of the technology and software industries, and his business and engineering expertise and management skills provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Gregory Omi has served as a director of our company since October 2009. Mr. Omi served as a senior programmer for Zynga, an online and mobile social gaming company, from November 2009 to March 2014. Prior to that, Mr. Omi served as a programmer for Monkey Gods, LLC, a video game developer, from January 2009 to November 2009. Mr. Omi also served as Senior Programmer for Flektor, Inc., a developer of online audio and video editing tools, from October 2006 to January 2009. From October 1996 to June 2006, Mr. Omi served as a Senior Programmer for Naughty Dog, a computer game developer. Prior to that, Mr. Omi served in programming roles for 3DO from 1992 to 1996, TekMagic in 1992, Epyx from 1986 to 1992, Atari in 1991, Nexa from 1982 to 1983 and 1985 to 1986, and HES in 1983. Mr. Omi attended DeVry Institute in Phoenix, Arizona from 1979 to 1980 where he studied industrial electronics engineering. We believe Mr. Omi’s extensive experience as a director of our predecessor, his experience in the software development industry, including with computer programming and software coding, his knowledge and understanding of technology and computer programming, and his business and engineering expertise provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

There are no family relationships among any of our executive officers and directors.

30

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Our directors, officers, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2015, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or a 10% stockholder timely complied with all Section 16(a) filing requirements during the year ended December 31, 2015.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors, and employees. We also adopted a separate Code of Ethics that applies to our Chief Executive Officer and Senior Financial Officers, which supplements our Code of Conduct and Ethics. Both our Code of Conduct and Ethics and our supplemental Code of Ethics for our Chief Executive Officer and Senior Financial Officers were filed as Exhibits 14.1 and 14.2, respectively, to our Annual Report on Form 10-K filed with the SEC on April 15, 2010. Our Code of Conduct and Ethics and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers are available in print, without charge, to any stockholder requesting a copy in writing from our Secretary at 460 S. Greenfield Road, Suite 5, Mesa, Arizona 85206.

Director Nomination Procedures

There have been no material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors during our last fiscal year.

Audit Committee

The Audit Committee currently consists of Messrs. Farnsworth (Chairman), and Gillen, each of whom is an independent director of our company. Mr. Farnworth replaced the former Chairman, Mr. Staudohar, when Mr. Staudohar resigned as a director of our company in August 2015. Our Board of Directors has determined that Mr. Farnsworth, whose background is described above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

31

ITEM 11 – EXECUTIVE COMPENSATION

Summary Compensation Table

We believe that it is important to design a compensation program that supports our business strategy. As a result, our compensation program emphasizes performance-based compensation and is designed to support our business goals, promote short- and long-term growth, and attract, retain, and motivate key talent. Our compensation program is comprised of three components: base salary, bonus awards, and long-term performance incentives.

We believe that our executive officers and other key employees should have a portion of their potential annual compensation tied to our profitability and our other goals. Additionally, we seek to align the ability to earn long-term incentives directly with the interests of our stockholders through the use of equity-based incentives. We strive to ensure compensation is competitive with companies similar to us; however, we acknowledge that base salaries are currently below market.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by, or paid to our principal executive officer, principal financial officer, and each of the most highly compensated executive officers who receive total annual compensation of at least $100,000 (the “Named Executive Officers”). Salary and other compensation for these officers and former officers are set by the Board of Directors. We have historically suffered severe shortages in cash and have structured our compensation policies to provide below market rate salaries and focus instead on awarding equity.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards (2)	All Other Compensation (3)	Total
David Ly Chairman and Chief	2015	$190,046	$25,000	–	$45,678	$9,493	$270,217
Executive Officer	2014	$195,846	–	–	$12,112	$9,753	$217,711

Robert J. Brilon President, Chief	2015	$180,009	$25,000	–	$45,678	–	$250,687
Financial Officer and Treasurer	2014	$182,510	–	–	$54,474	–	$236,984

Luz A. Berg Chief Marketing Officer	2015	$165,026	–	–	$3,727	–	$168,753
and Corporate Secretary	2014	$170,077	–	–	$6,056		$176,133

(1)	The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2)	The amounts in this column reflect the aggregate probable grant date fair value of option awards to our named executive officers during the fiscal year calculated in accordance with FASB ASC Topic 718, Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards.

(3)	The amounts in this column reflect the amount of perquisites related to a vehicle allowance.

32

Outstanding Equity Awards as of December 31, 2015

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

Name and Prinicpal Position	Grant Date	Number of Securities Underlying Unexercised Options/Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Ly	6/20/2011	300,000 (1)	-	-	$1.00	6/20/2021
Chairman and	12/18/2012	50,000 (1)	-	-	$1.10	12/18/2022
Chief Executive Officer	12/31/2013	50,000 (1)	-	-	$1.75	12/31/2023
	12/31/2014	50,000 (1)	-	-	$1.15	12/31/2024
	2/25/2015	100,000 (1)	-	-	$0.77	2/25/2025
	12/11/2015	200,000 (1)	-	-	$0.72	12/11/2025

Robert Brilon	12/1/2013	300,000 (2)	-	-	$1.00	12/1/2023
President, Chief	12/8/2014	100,000 (1)	-	-	$1.00	12/8/2024
Financial Officer, and	5/2/2014	100,000 (1)	-	-	$1.00	5/2/2024
Treasurer	12/31/2014	50,000 (1)	-	-	$1.15	12/31/2024
	2/25/2015	100,000 (1)	-	-	$0.77	2/25/2025
	12/11/2015	200,000 (1)	-	-	$0.72	12/11/2025

Luz Berg	12/30/2006	226,140 (1)	-	-	$0.10	12/30/2016
Chief Marketing Officer	9/10/2007	240,331 (1)	-	-	$0.10	9/10/2017
and Corporate Secretary	4/1/2008	425,712 (1)	-	-	$0.10	4/1/2018
	6/20/2011	500,000 (1)	-	-	$1.00	6/20/2021
	12/18/2012	25,000 (1)	-	-	$1.10	12/18/2022
	12/31/2013	25,000 (1)	-	-	$1.75	12/31/2023
	12/31/2014	25,000 (1)	-	-	$1.15	12/31/2024
	12/11/2015	25,000 (1)	-	-	$0.72	12/11/2025

(1)	The options became fully vested on the date of grant.

(2)	One-third of the options vested on the date of grant and each of the first and second annual anniversaries of the date of grant.

Equity Compensation Plans

On October 15, 2009, we adopted the 2009 Option Plan, with an aggregate of 1,500,000 shares issuable under the plan. The purpose of the 2009 Option Plan was to assume options that were already issued in the 2006 and 2008 stock option plans by our predecessor. As of December 31, 2015, options to purchase 745,554 shares were outstanding under the 2009 Option Plan.

On January 18, 2010, we adopted the 2010 Option Plan, which allows our Board of Directors to grant options to purchase up to 1,000,000 shares of common stock to our directors, officers, key employees, and service providers. In 2011, the 2010 Option Plan was amended to increase the number of shares issuable under the 2010 Option Plan to 3,000,000 shares. In 2012, the plan was further amended to increase the maximum number of shares that may be issued under the 2010 Option Plan to 13,000,000 shares. The shares under the 2010 Option Plan are registered with the SEC under Forms S-8 filed on February 2, 2010, June 24, 2011, and December 4, 2013. As of December 31, 2015, options to purchase 5,292,200 shares were outstanding under the 2010 Option Plan.

We have periodically issued warrants to purchase shares of our common stock as equity compensation to officers, directors, employees, and consultants. As of December 31, 2015, warrants to purchase 7,417,303 shares of our common stock were outstanding, all of which were issued as equity compensation. Terms of these warrants are comparable to the terms of the outstanding options.

33

Director Compensation

Non-employee directors receive stock-based compensation for their service on our Board of Directors and are reimbursed for their cost of attending meetings. For the year ended December 31, 2015, all of our non-employee directors received options to purchase 50,000 shares of our common stock as compensation for services during the year ended December 31, 2015. Mr. Kuo served as an employee-director of our company until his resignation on August 11, 2015 and a non-employee director from August 12, 2015 to December 31, 2015. We do not pay additional compensation to our directors for their service, either as Chair or as a member, on the Audit Committee, Compensation Committee, or Nominations and Corporate Governance Committee.

Name	Fees Earned or paid in Cash $	Stock Awards $	Options Awards $		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $	Options
Joseph Farnsworth			$7,455	(1)				$7,455	50000
Alejandro Franco			$7,455	(2)				$7,455	50000
Robert Gillen			$7,455	(3)				$7,455	50000
Alex Kuo			$7,455	(4)				$7,455	50000
Gregory Omi			$7,455	(5)				$7,455	50000

(1)	As of December 31, 2015, Mr. Farnsworth had outstanding options to purchase 380,000 shares of our common stock.

(2)	As of December 31, 2015, Mr. Franco had outstanding options to purchase 250,000 shares of our common stock.

(3)	As of December 31, 2015, Mr. Gillen had outstanding options to purchase 270,000 shares of our common stock.

(4)	As of December 31, 2015 Mr. Kuo had outstanding options to purchase 373,000 shares of our common stock.

(5)	As of December 31, 2015, Mr. Omi had outstanding options to purchase 420,000 shares of our common stock.

ITEM 12 – SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 5, 2016, for (i) each person known by us to be a beneficial owner of 5% or more of our outstanding common stock; (ii) each executive officer and director; and (iii) all directors and executive officers as a group. As of May 5, 2016, we had 29,517,676 shares of common stock outstanding, 3,938,077 shares of Series A Preferred Stock outstanding, 302.5 shares of Series B Preferred Stock outstanding, options to purchase 5,969,564 shares of common stock outstanding, and warrants to purchase 6,638,017 shares of common stock outstanding.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 5, 2016. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 5, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Iveda Solutions, Inc., 460 S. Greenfield Road, Suite 5, Mesa, AZ 85206.

34

	Common Stock		Series A Preferred Stock
Name of Beneficial Owner	Number	% of Total	Number	% of Total
Named Executive Officers and Directors:
David Ly(1)	4,055,181	13.4%	-	-
Robert Brilon(2)	1,014,287	3.3%	125,000	3.2%
Luz Berg(3)	1,492,183	4.8%	-	-
Joseph Farnsworth(4)	1,113,552	3.7%	-	-
Alejandro Franco(5)	500,000	1.7%	-	-
Robert Gillen(6)	1,777,049	5.9%	-	-
Chen-Ho (Alex) Kuo(7)	789,944	2.6%	38,000	1.0%
Gregory Omi(8)	1,323,859	4.4%
All executive officers and directors as a group (9 persons)(9)	12,066,055	34.7%	163,000	4.1%

5% Stockholders
Wolverine Flagship Trust (10)	6,400,758	18.4%	-	-
William Walsh (11)	2,100,000	7.1%	-	-
Squirrel Away, LLC (12)	1,507,049	5.1%	-	-
Phillip Lovell (13)	353,029	1.2%	350,000	8.9%
Gregory Stanford (14)	591,436	2.0%	423,490	10.8%

(1)	Includes options to purchase 750,000 shares of common stock, which are exercisable within 60 days of May 5, 2016.

(2)	Consists of (a) options to purchase 850,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, (b) warrants to purchase 18,939 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (c) 145,348 shares of common stock issuable upon the conversation of Series A Preferred Stock.

(3)	Consists of (a) options to purchase 1,025,712 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (b) warrants to purchase 466,471 shares of common stock, which are exercisable within 60 days of May 5, 2016.

(4)	Includes (a) options to purchase 380,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (b) warrants to purchase 47,500 shares of common stock, which are exercisable with 60 days of May 5, 2016.

(5)	Consists of (a) options to purchase 250,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (b) 250,000 shares of common stock held by Amextel S.A. De C.V. an entity owned by Mr. Franco.

(6)	Consists of (a) options to purchase 270,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (b) 1,301,140 shares of common stock and warrants to purchase 145,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (c) $100,000 convertible notes convertible to common shares at $1 per share, convertible within 60 days of May 5, 2016, all held by Squirrel-Away, LLC, an entity owned by Mr. Gillen. (7) Consists of (a) options to purchase 350,000 shares of common stock, which are exercisable within 60 days of May 5, 2016 (b) 367,000 shares of common stock, warrants to purchase 5,758 shares of common stock, which are exercisable within 60 days of May 5, 2016, and 44,186 shares of common stock issuable upon the conversion of Series A Preferred Stock, all held by Vannogate Consulting, LLC, an entity owned by Mr. Kuo, and (c) options to purchase 23,000 shares of common stock, which are owned by Mr. Kuo’s wife, and which are exercisable within 60 days of May 5, 2016.

35

(8)	Includes (a) options to purchase 420,000 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (b) warrants to purchase 20,000 shares of common stock, which are exercisable within 60 days of May 5, 2016.

(9)	Includes (a) options to purchase 4,288,712 shares of common stock, which are exercisable within 60 days of May 5, 2016, (b) warrants to purchase 673,668 shares of common stock, which are exercisable within 60 days of May 5, 2016, and (c) 189,534 shares of common stock issuable upon the conversion of Series A Preferred Stock.

(10)	Includes (a) 3,999,999 shares of common stock issuable upon the conversion of Series B Preferred Stock, and (b) warrants to purchase 1,285,715 shares of common stock, which are exercisable within 60 days of May 5, 2016. The address for Wolverine Flagship Fund Trading Limited c/o Wolverine Asset Management, LLC, 175 West Jackson Boulevard, Suite 340, Chicago, Illinois 60604.

(11)	The address for Mr. Walsh is 117 North 2nd Avenue, Sterling, Colorado 80751.

(12)	Includes warrants to purchase 115,000 shares of common stock, which are exercisable within 60 days of May 5, 2016. The address for Squirrel-Away, LLC is 2370 W. State Route 89A, Suite 11-501, Sedona, AZ 86336.

(13)	Includes (a) 232,558 shares of common stock issuable upon the conversion of Series A Preferred Stock (b) warrants to purchase 30,303 shares of common stock, which are exercisable within 60 days of May 5, 2016, (c) 200,000 shares of common stock, 116,279 shares of common stock issuable upon the conversion of Series A Preferred Stock, and warrants to purchase 15,151 shares of common stock, which are exercisable within 60 days of May 5, 2016, all held by the Lovell Family Trust, of which Mr. Lovell serves as Trustee, and (d) 100,000 shares of common stock, 58,139 shares of common stock issuable upon the conversion of Series A Preferred Stock, and warrants to purchase 7,575 shares of common stock, which are exercisable within 60 days of May 5, 2016, all held by Philip Lovell Pension Plan. The address for Mr. Lovell is 4601 East Foothill Drive, Paradise Valley, Arizona 85253.

(14)	Consists of (a) 7,809 shares of common stock, 108,470 shares of common stock issuable upon the conversion of Series A Preferred Stock and warrants to purchase 15,151 shares of common stock, exercisable within 60 days of May 5, 2016, all held by Mr. Stanford’s wife, (b) 116,279 shares of common stock issuable upon the conversion of Series A Preferred Stock and warrants to purchase 15,151 shares of common stock, which are exercisable within 60 days of May 5, 2016, all held by the Gregory Stanford Family Trust, and (c) 271,177 shares of common stock upon the conversion of Series A Preferred Stock and warrants to purchase 37,879 shares of common stock, which are exercisable within 60 days of May 5, 2016, all held by Stanford Family Investments SD, LLC, an entity owned by Mr. Stanford. The address for Mr. Stanford is 6370 East Royal Palm Road, Paradise Valley, Arizona 85253.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table shows the number of securities to be issued upon exercise of outstanding options under equity compensation plans approved by our stockholders and under equity compensation plans not approved by our stockholders as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (1)	6,037,754	$0.95	7,678,300
Equity compensation plans not approved by stockholders	7,417,303	$0.97	-
Total	13,455,057	$0.96	7,678,300

(1) Consists of our 2009 Option Plan and 2010 Option Plan.

36

ITEM 13 – CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, and policies of our company (including those published on our website). As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel.

On December 30, 2014, we entered into a debenture agreement with Mr. Farnsworth, a member of our Board of Directors, in the principal amount of $10,000. Under the terms of the agreement, interest is payable at 9.5% per annum. The debenture matured and the principal and accrued interest became payable on January 31, 2015. We paid the principal and accrued interest on the debenture in full on January 26, 2015.

On December 9, 2014, we entered into debenture agreement with Mr. Gillen, a member of our Board of Directors, in the principal amount of $100,000. Under the original terms of the debenture, interest is payable at 9.5% per annum, and the principal and accrued interest became due and payable on January 5, 2015. Mr. Gillen also received a warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. As consideration for agreeing to extend the maturity date of the debenture, we granted Mr. Gillen options to purchase 10,000 shares of our common stock at an exercise price of $0.77 per share. We paid the principal and accrued interest on the Gillen Debenture in full on February 4, 2015.

On October 14, 2014, we entered into a debenture agreement with Mr. Farnsworth, a member of our Board of Directors, in the principal amount of $35,000. Under the terms of the agreement, interest is payable at 9.5% per annum. The debenture matured and we paid the principal and accrued interest in full on February 4, 2015.

On September 10, 2014, we entered into a debenture agreement with Li-Min Hsu, the wife of Mr. Kuo, a member of our Board of Directors, in the principal amount of $30,000. Under the terms of the agreement, interest is payable at 9.5% interest per annum. The debenture matured and the principal and accrued interest became due and payable on February 9, 2015. Mrs. Hsu agreed to extend the maturity date of the debenture to December 31, 2015. As consideration for agreeing to extend the maturity date of the debenture, we granted Mrs. Hsu options to purchase 3,000 shares of our common stock at an exercise price of $0.77 per share. Ms. Hsu did not agree to extend the maturity date of the debenture and the debenture has not been repaid.

On September 8, 2014, we entered into a debenture agreement with Li-Min Hsu, the wife of Mr. Kuo, a member of our Board of Directors, in the principal amount of $100,000. Under the terms of the agreement, interest is payable at 9.5% per annum. The debenture matures and the principal and accrued interest became due and payable on February 7, 2015. Mrs. Hsu agreed to extend the maturity date of the debenture to December 31, 2015. As consideration for agreeing to extend the maturity date of the debenture, we granted Mrs. Hsu options to purchase 10,000 shares of our common stock at an exercise price of $0.77 per share. Ms. Hsu did not agree to extend the maturity date of the debenture and the debenture has not been repaid.

On August 28, 2014, we entered into a debenture agreement with Mr. Omi, a member of our Board of Directors, in the principal amount of $200,000. Under the terms of the agreement, interest is payable at 9.5% per annum. The debenture matures and the principal and accrued interest becomes due and payable on February 15, 2015. Mr. Omi agreed to extend the maturity date of the debenture to December 31, 2016. As consideration for agreeing to extend the maturity date of the debenture, we granted Mr. Omi options to purchase 20,000 shares of our common stock at an exercise price of $0.77 per share.

On November 19, 2012, we entered into a convertible debenture agreement with Squirrel-Away an entity owned by Mr. Gillen, a member of our Board of Directors, in the principal amount of $100,000 (the “Squirrel Debenture”). Under the original terms of the Squirrel Debenture, interest is payable at 10% per annum, and the principal and accrued interest became due and payable on December 19, 2014. The Squirrel Debenture is convertible into shares of our common stock on or before the maturity date at a conversion price of $1.10 per share. Squirrel-Away also received a warrant to purchase 10,000 shares of our common stock at an exercise price of $1.10 per share. On June 20, 2013, we paid $5,000 of interest on the Squirrel Debenture. Squirrel-Away agreed to subsequent extensions of the maturity date of the Squirrel Debenture, which currently matures on December 31, 2016.

37

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Farnsworth, Franco, Gillen, and Omi do not have a relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors did not consider any relationship or transaction between our company and the independent directors not already disclosed in this Annual Report on Form 10-K in making this determination. Mr. Ly is an employee director and Mr. Kuo was an employee director through August 2015.

The Audit Committee currently consists of Messrs. Farnsworth (Chairman) and Gillen, each of whom is an independent director of our company. The Compensation Committee currently consists of Messrs. Farnsworth (Chairman) and Gillen, each of whom is an independent director of our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Gillen (Chairman), Omi, Farnsworth, and Franco, each of whom is an independent director of our company.

ITEM 14 – PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid to Independent Registered Public Accounting Firm

On October 17, 2011, with the approval of the Audit Committee of the Board of Directors, we appointed AWC (CPA) Limited, formerly known as Albert Wong & Co., (“AW”) as our principal accounting firm. AW has served as the principal accounting firm for MEGAsys since 2008, a Taiwanese corporation acquired by Iveda in April 2011. Due to the larger business comprised by the MEGAsys subsidiary, we decided to replace our former principal accounting firm, Farber Hass Hurley LLP (“FHH”), with AW in order to increase efficiencies and reduce costs in its auditing procedures. FHH continues to assist AW with the audit of our U.S.-based segment. As described in our Current Report on Form 8-K filed with the SEC on May 10, 2016, effective April 30, 2016 AWC merged with Dominic K.F. Chan & Co to form a new entity, DCAW (CPA) Limited (“DCAW”). As a result of the merger, AW resigned as our independent registered public accounting firm. On May 4, 2016, the Audit Committee of the Board of Directors approved the engagement of DCAW as our independent registered public accounting firm.

We paid or accrued the following fees in each of the prior two fiscal years to DCAW (formerly AW), and FHH:

	Year Ended
	December 31, 2015	December 31, 2014
Audit fees	$143,000	$148,350
Audit-related fees	-	-
Tax fees	5,250	4,425
All other fees	-	-
Total	$148,250	$152,775

(1)	Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC.

(2)	Tax fees consist primarily of tax related advisory services.

Audit Committee Pre-Approval Policies

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants, DCAW and FHH. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification. All of the services provided by DCAW and FHH described above were approved by the Audit Committee pursuant to our Audit Committee’s pre-approval policy.

Our principal accountants, DCAW and FHH, did not engage any other persons or firms other than their respective full-time, permanent employees.

38

PART IV

ITEM 15 – EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements and Financial Statement Schedules

1.	Consolidated Financial Statements are listed in the Index to Consolidated Financial Statements on page F-1 of this Annual Report on Form 10-K.

2.	Other schedules are omitted because they are not applicable, not required, or because required information is included in the Consolidated Financial Statements or notes thereto.

(b)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated March 21, 2011, by and among Iveda Solutions, Inc., a Nevada corporation, Sole-Vision Technologies, Inc. (doing business as Megasys), a corporation organized under the laws of the Republic of China, and the shareholders of Megasys (Incorporated by reference to the Form 10-K/A filed on 2/9/2012)

3.1	Articles of Incorporation of Charmed Homes Inc. (Incorporated by reference to the Form SB-2 filed on 4/27/2007)

3.2	Bylaws of Iveda Solutions, Inc. (Incorporated by reference to the Form 10-K filed on 3/31/2014)

3.3	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 9, 2009 (Incorporated by reference to the Form 8-K filed on 10/21/2009)

3.4	Articles of Merger filed with the Secretary of State of Nevada on December 28, 2010, and dated effective December 31, 2010 (Incorporated by reference to the Form 8-K filed on January 4, 2010)

3.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on December 9, 2014 containing the rights and preferences of the Series A Preferred Stock (Incorporated by reference to the Form 8-K filed on December 15, 2014)

3.6	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of Nevada on January 15, 2015, containing the Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock (Incorporated by reference to the Form 8-K filed on January 23, 2015)

4.1	Specimen Stock Certificate (Incorporated by reference to the Form SB-2 filed on 4/27/2007)

4.2	Form of Stock Option Agreement under the IntelaSight, Inc. 2008 Stock Option Plan (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)

4.3	Form of Common Stock Purchase Warrant issued by IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)

4.4	2009 Stock Option Plan, dated October 15, 2009 (Incorporated by reference to the Form 8-K filed on 10/21/2009)

4.5	Form of Common Stock Purchase Warrant issued by Iveda Corporation in conjunction with the Merger (Incorporated by reference to the Form 8-K filed on 10/21/2009)

4.6	2010 Stock Option Plan, dated January 18, 2010 (Incorporated by reference to the Form S-8 filed on 2/4/2010)

4.7	Form of Notice of Grant of Stock Option under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)

4.8	Form of Stock Option Agreement under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)

4.9	Form of Stock Option Exercise Notice under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Form S-8 filed on 6/24/2011)

4.10	Form of Tranche A Warrant (Incorporated by reference to the Form 8-K filed on 1/28/2015)

4.11	Form of Tranche B Warrant (Incorporated by reference to the Form 8-K filed on 1/28/2015)

4.12	Registration Rights Agreement dated January 16, 2015 (Incorporated by reference to the Form 8-K filed on 1/28/2015)

10.1	Application Development Service Agreement dated July 14, 2006 by and between Axis Communications AB and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A2 filed on 8/2/2009)

10.2	Partner Agreement dated January 30, 2007 by and between Milestone Systems, Inc. and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)

10.3	Solution Partner Agreement dated March 13, 2008 by and between Milestone Systems A/S and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)

39

10.4	Channel Partner Program Membership Agreement – Gold Solution Partner Level – dated June 23, 2009 by and between Axis Communications Inc. and IntelaSight, Inc. (Incorporated by reference to the Form S-4/A1 filed on 7/10/2009)

10.5	Stock Purchase Agreement, dated October 15, 2009, by and among Iveda Corporation, IntelaSight, Inc., Ian Quinn, and Kevin Liggins (Incorporated by reference to the Form 8-K filed on 10/21/2009)

10.6	Subscription Agreement, dated July 26, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

10.7	Line of Credit Promissory Note, dated September 15, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

10.8	Agreement for Service, dated October 20, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

10.9	Consulting Agreement, dated October 25, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

10.10	Operating Level Agreement, dated October 25, 2010 (Incorporated by reference to Form 10-Q filed on November 12, 2010)

10.11	Side Letter, dated March 21, 2011, by and among Iveda Solutions, Inc., a Nevada corporation, Sole-Vision Technologies, Inc. (doing business as MEGAsys), a corporation organized under the laws of the Republic of China, and the shareholders of MEGAsys (Incorporated by reference to Form 10-K filed on 3/30/2011)

10.12	Non-Exclusive Strategic Collaboration Agreement between Iveda Solutions, Inc. and Telmex, U.S.A., LLC, dated October 28, 2011 (Incorporated by reference to Form 10-Q/A filed on 3/7/2012)

10.13	2010 Digital Video Remote Monitoring Recording System Procurement Contract between Sole-Vision Technology, Inc. and New Taipei City Police Department Purchasing Authority, dated January 9, 2012 (Incorporated by reference to Form 10-K filed on 3/30/2012)

10.14	Consulting Agreement between Iveda Solutions, Inc. and Amextel S.A. de C.V. dated November 2, 2011 (Incorporated by reference to Form 10-K/A filed on 5/11/2012)

10.15	Securities Purchase Agreement dated January 16, 2015 (Incorporated by reference to the Form 8-K filed on 1/28/2015)

14.1	Code of Conduct and Ethics (Incorporated by reference to the Form 10-K filed on 4/15/2010)

14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers (Incorporated by reference to the Form 10-K filed on 4/15/2010)

21	Subsidiaries of the Registrant (Incorporated by reference to Form 10-K filed on 3/30/2012)

31.1*	Certification of Principal Executive Officer pursuant to Exchange Act Rule 15d-14(a)

31.2*	Certification of Principal Financial Officer pursuant to Exchange Act Rule 15d-14(a)

32.1*	Certification of Principal Executive Officer Pursuant to Section 1350

32.2*	Certification of Principal Financial Officer Pursuant to Section 1350

101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

**	Furnished herewith.

†	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

40

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 10, 2016	IVEDA SOLUTIONS, INC.

	By:	/s/ David Ly
David Ly
Chief Executive Officer and Chairman

Date: June 10, 2016	IVEDA SOLUTIONS, INC.

	By:	/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Ly	Chief Executive Officer and Chairman	June 10, 2016
David Ly	(Principal Executive Officer)

/s/ Robert J. Brilon	President, Chief Financial Officer, Treasurer	June 10, 2016
Robert J. Brilon	(Principal Financial and Accounting Officer)

/s/ Joseph Farnsworth	Director	June 10, 2016
Joseph Farnsworth

/s/ Alejandro Franco	Director	June 10, 2016
Alejandro Franco

/s/ Robert D. Gillen	Director	June 10, 2016
Robert D. Gillen

/s/ Chen Ho (Alex) Kuo	Director	June 10, 2016
Chen Ho (Alex) Kuo

/s/ Gregory Omi	Director	June 10, 2016
Gregory Omi

41

IVEDA SOLUTIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2015 and 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The board of directors and stockholders of Iveda Solutions, Inc (“the Company”)

We have audited the accompanying consolidated balance sheets of Iveda Solutions, Inc. and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 included in the Company’s Item 9A “Controls and Procedures” in the Annual Report on Form 10-K and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DCAW (CPA) Limited
Hong Kong	DCAW (CPA) Limited
June 10, 2016	Certified Public Account

F-2

IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$206,925	$87,900
Restricted Cash	294,066	979,095
Accounts Receivable, Net (including $27,512 and $0 from Related Party, 2015 and 2014, respectively)	996,566	358,804
Inventory, Net	176,910	387,918
Other Current Assets	316,210	647,659
Total Current Assets	1,990,677	2,461,376

PROPERTY AND EQUIPMENT, NET	189,094	532,512

OTHER ASSETS
Intangible Assets, Net	106,666	126,666
Other Assets	162,381	364,320
Total Other Assets	269,047	490,986

Total Assets	$2,448,818	$3,484,874

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts and Other Payables	$2,604,126	$2,166,246
Due to Related Parties	714,820	575,000
Short Term Debt	53,025	1,080,500
Derivative Liability	53,152	112,009
Current Portion of Long-Term Debt	-	34,610
Total Current Liabilities	3,425,123	3,968,365

LONG-TERM DIVIDENDS PAYABLE	653,242	272,901

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.00001 par value; 100,000,000 shares authorized
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized, 4,003,592 shares issued and outstanding as of December 31, 2015 and 2014	40	40
Series B Preferred Stock, $0.00001 par value; 500 shares authorized, 302.5 and no shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 27,906,739 and 27,308,357 shares issued and outstanding as of December 31, 2015 and 2014, respectively	279	273
Additional Paid-In Capital	30,325,402	27,261,762
Accumulated Comprehensive Loss	(41,970)	(35,615)
Less Notes Receivable from Stockholder	-	(492,194)
Accumulated Deficit	(31,913,298)	(27,490,658)
Total Stockholders’ Equity (Deficit)	(1,629,547)	(756,392)

Total Liabilities and Stockholders’ Equity	$2,448,818	$3,484,874

See accompanying Notes to Consolidated Financial Statements.

F-3

IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE
Equipment Sales	$2,842,396	$1,558,723
Service Revenue	213,091	579,940
Other Revenue	16,125	47,080
TOTAL REVENUE	3,071,612	2,185,743

COST OF REVENUE	2,390,044	1,612,213

GROSS PROFIT	681,568	573,530

OPERATING EXPENSES
General & Administrative	4,018,528	5,533,214
Total Operating Expenses	4,018,528	5,533,214

LOSS FROM OPERATIONS	(3,336,960)	(4,959,684)

OTHER INCOME (EXPENSE)
Foreign Currency Gain	14,046	14,160
Gain on Derivatives and Debt Conversion	58,857	100,598
Gain (Loss) on Disposal of Assets	(131,692)	-
Interest Income	20,444	15,839
Interest Expense	(397,137)	(478,585)
Loss of Debt Conversion	-	(333,675)
Total Other Income (Expense)	(435,482)	(681,663)

LOSS BEFORE INCOME TAXES	(3,772,442)	(5,641,347)

BENEFIT (PROVISION) FOR INCOME TAXES	(12,572)	(15,826)

NET LOSS	$(3,785,014)	$(5,657,173)

BASIC AND DILUTED LOSS PER SHARE	$(0.14)	$(0.21)

WEIGHTED AVERAGE SHARES	27,568,989	27,054,450

See accompanying Notes to Consolidated Financial Statements.

F-4

IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Net Loss	$(3,785,014)	$(5,657,173)
Other Comprehensive Loss
Change in Equity Adjustment from Foreign	-	-
Currency Translation, Net of Tax	(6,355)	(4,945)

Comprehensive Loss	$(3,791,369)	$(5,662,118)

See accompanying Notes to Consolidated Financial Statements.

F-5

IVEDA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2015 AND 2014

								Accumulated
		Common	Preferred	Preferred		Promissory		Other	Total
	Common	Stock	Stock	Stock	Additional	Note-	Accumulated	Comprehensive	Stockholder’s
	Shares	Par Value	Shares	Par Value	Paid-in-Capital	Stockholders	Deficit	Income (loss)	Equity (Deficit)

BALANCE AT DECEMBER 31, 2013	26,722,012	$267			$22,354,002		$(21,801,790)	$(30,670)	$521,809
Stock Option Based Compensation					373,000				373,000
Non-cash Compensation					18,580				18,580
Conversion of Convertible Debentures to Series A Preferred Stock			4,003,592	40	4,003,552				4,003,592
Dividends - Series A Preferred Stock							(31,695)		(31,695)
Exercise of Options and Warrants	586,345	6			512,628	(504,000)			8,634
Payment on Notes Receivable from Stockholder						11,806			11,806
Net Loss							(5,657,173)		(5,657,173)
Comprehensive Loss								(4,945)	(4,945)
BALANCE AT DECEMBER 31, 2014	27,308,357	$273	4,003,592	40	$27,261,762	(492,194)	$(27,490,658)	$(35,615)	$(756,392)
Stock Option Based Compensation					216,700				216,700
Non-cash Compensation					14,827	262,194			277,021
Series B Preferred Stock issued for Cash	143,333	1	303		3,125,000				3,125,001
Costs of Capital					(477,681)				(477,681)
Dividends Accrued - Series A & B Preferred Stock							(637,626)		(637,626)
Dividends Paid with Common Stock - Series B Preferred Stock	431,909	4			182,481				182,485
Exercise of Options and Warrants	23,140				2,313				2,313
Proceeds from Notes Receivable from Stockholder						230,000			230,000
Net Loss							(3,785,014)		(3,785,014)
Comprehensive Loss								(6,355)	(6,355)
BALANCE AT DECEMBER 31, 2015	27,906,739	$278	30,325,402	40	$30,325,402	$-	$(31,913,298)	$(41,970)	$(1,629,548)

See accompanying Notes to Consolidated Financial Statements.

F-6

IVEDA SOLUTIONS, INC.

SUPPLEMENTAL STATEMENTS OF CASH FLOWS YEARS ENDED

DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(3,785,014)	$(5,657,173)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation and Amortization	191,507	225,531
Amortization of Debt Discount	-	144,712
Amortization of Deferred Financing Costs	-	(2,894)
Gain on Derivatives and Debt Conversion	(58,857)	(58,789)
Stock Option Compensation	216,700	373,000
Bad Debt Expense	3,085	4,736
Inventory Valuation Allowance	145,000	45,000
Loss on Disposal of Assets	131,692	-
Common Stock Warrants Issued for Services	-	1,285
Common Stock Warrants Issued for Interest	14,827	17,295
Interest Converted to Series A Preferred Stock	-	3,592
Interest Converted to Dividends Payable	-	241,206
Deferred Finance Cost Charged to Interest	-	286,020
Prepayment Discount on Stockholder Note Receivable	262,194	-
(Increase) Decrease in Operating Assets
Accounts Receivable	(677,889)	(11,018)
Inventory	73,382	(109,102)
Other Current Assets	318,756	(517,189)
Other Assets	31,490	92,994
Increase (Decrease) in Accounts and Other Payables	469,903	(109,970)
Net Cash Used in Operating Activities	(2,663,224)	(5,030,764)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(27,442)	(268,650)
Proceeds from Sale of Equipment	18,130	-
Net Cash Provided by (Used in) Investing Activities	(9,312)	(268,650)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in Restricted Cash	671,245	123,133
Proceeds from (Payments on) Short-Term Notes Payable/Debt	(1,022,516)	941,323
Proceeds from Notes Receivable from Stockholders	230,000	11,806
Proceeds from Exercise of Stock Options	2,313	8,636
Proceeds from (Payments to) Due to Related Parties	139,820	1,088,000
Proceeds from (Payments on) Long-Term Debt, Net of Payments	(34,500)	2,927,129
Payments on Capital Lease Obligations	-	(2,638)
Payments on Dividends	(2,956)	-
Deferred Finance Costs, Net	-	(263,325)
Common Stock Issued, Net of (Cost of Capital)	-	-
Series B Preferred Stock Issued, Net of (Cost of Capital)	2,811,666	-
Net Cash Provided by Financing Activities	2,795,072	4,834,064

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(3,511)	(6,479)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	119,025	(471,829)

Cash and Cash Equivalents- Beginning of Period	87,900	559,729

CASH AND CASH EQUIVALENTS - END OF PERIOD	206,925	$87,900

See accompanying Notes to Consolidated Financial Statements.

F-7

IVEDA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

DECEMBER 31, 2015 AND 2014

	2015	2014
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$33,495	$48,491
Income Tax Paid	$11,007	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Discount on Convertible Debt	$-	$117,564
Establishment of Derivative Liability	$-	$130,994
Common Stock Issued for Investor Relations	$7,500	$-
Common Stock Warrants Issued as Deferred Finance Costs	$-	$13,430
Convertible Debenture Converted to Series A Preferred Stock, Includes Related Parties of $163,000	$-	$3,600,000
Short Term Loans Converted to Series A Preferred Stock	$-	$400,000
Warrants Issued for Consulting Expense	$-	$1,285
Warrants Issued for Interest Expense	$7,327	$17,296
Warrants Issued as Inducement to Convert Debentures to Series A Preferred Stock	$-	$41,809
Deferred Finance Costs Allocated to Financing Costs	$313,334	$-
Revaluation of Stockholder Note Receivable	$262,194	$-
Conversion of Preferred Stock to Common Stock	$1	$-
Dividends Converted to Common Stock	$4	$-

See accompanying Notes to Consolidated Financial Statements.

F-8

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

We developed Sentir® video surveillance management platform with big data storage technology for flexible and scalable distribution of hosted video surveillance services to end users. Sentir has an enterprise-class video hosting architecture, utilizing robust data centers. Sentir is ideal for service providers such as telecommunications companies, Internet service providers (“ISPs”), data centers, and cable companies with an existing physical infrastructure that are looking to add video surveillance services to their customer offerings. Sentir allows scalability, flexibility, and centralized video management, access, and storage. The advantage this platform offers end users is that there is no need to buy and maintain video surveillance software and hardware. This platform enables real-time viewing and recorded playback of video on computers and mobile devices with push notifications and alerts. Our expertise allows us to enable large service providers to offer cloud-based plug-and-play video surveillance using our Sentir platform.

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. Our principal sources of revenue were derived from monthly fees from video hosting and real-time surveillance services, and one-time fees for equipment sales and installation.

In 2014, we shifted our revenue model from direct project-based sales to licensing Sentir and selling Sentir-enabled plug-and-play cloud cameras to service providers such as telecommunications companies, ISPs, data centers, and cable companies already providing services to an existing customer base. Partnering with service providers that have an existing loyal subscriber base allows us to focus on our customers, the service providers, and leverage their end-user infrastructure to sell, bill, and provide customer service for the Sentir cloud video surveillance offering. This business model provides dual revenue streams – one from camera sales to the service providers and the other from monthly Sentir licensing fees on a per-camera activation basis.

MEGAsys®, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City initiatives in Taiwan and other neighboring countries. MEGAsys combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through MEGAsys, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. MEGAsys is our research and development arm, working with a team of developers and managing our relationship with the Industrial Technology Research Institute (“ITRI”) in Taiwan. MEGAsys also houses the application engineering team that supports Sentir implementation for our service provider customers in Asia.

In April 2009, the Department of Homeland Security (“DHS”) approve us as a Qualified Anti-Terrorism Technology provider under a formal SAFETY Act Designation. The designation gives us, our partners, and our customers certain liability protection. We became the first company to offer real-time Internet Protocol (“IP”) video hosting and remote surveillance services with a SAFETY Act Designation. Our SAFETY Act Designation was renewed in October 2014. In January 2016, after thoroughly reviewing the analysis of the DHS Office of SAFETY Act, the Deputy Under Secretary of Science and Technology has determined that our technology satisfies the criteria set forth in Section 442(d)(s) of the SAFETY Act and in Section 25.8(a) of the Regulations and officially issued a Certification. A Certificate of Conformance of Technology was issued and our video surveillance products and services were placed on “Approved Products List for Homeland Security.”

Consolidation

Effective April 30, 2011, we completed our acquisition of Sole Vision Technologies (dba MEGAsys), a company based in Taiwan. We consolidate our financial statements with the financial statements of MEGAsys. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $31 million from January 2005 through December 31, 2015 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

F-9

We adopted a multi-step plan to enable us to continue to operate with the goal of reporting operating profits. To date, we have achieved the following milestones and plan to continue to execute on our plan:

●	We developed Sentir, our cloud-based video management platform, and began executing on our strategy to license its use as a Video Surveillance as a Service (“VSaaS”) offering to partners such as telecommunications companies, ISPs, data centers, and cable companies in order to gain access to their existing subscriber bases. We currently partner with four telecommunications companies with subscriber bases with millions of users.

●	We introduced the ZEE® line of cloud, plug-and-play cameras. The camera line includes two indoor cameras, one outdoor camera, and one pan/tilt (“P/T”) camera. We utilize contract manufacturers for our cloud cameras and other cloud-enabled devices. The Sentir-enabled cameras simplify service providers’ VSaaS offering to end users.

●	We developed IvedaMobile® – a cloud-hosting service that turns any smartphone or tablet into a mobile, cloud video streaming device.

●	We introduced IvedaHome, cloud-based home security and automation systems.

●	We signed an exclusive reseller agreement with a local group in Vietnam that will sell to the Vietnam Telecom and Integrator market under the name Iveda Vietnam.

●	We are actively collaborating with certain telecommunications companies in other countries to resell our products and services in their respective countries. Our initial shipments of ZEE cameras were shipped in June and August 2014 for delivery to Filcomserve as reseller to the Philippine Long Distance Company (“PLDT”) for distribution to its customers.

●	In December 2014, our Board of Directors approved our company raising up to $4.0 million through the Private Placement. As of the final closing on March 13, 2015, we raised approximately $3.1 million through the sale of Series B Preferred Stock.

●	We launched a new website highlighting our licensing business model, which focuses on telecommunications companies, data centers, ISPs, cable companies, and other similar organizations.

●	We reduced our U.S.-based segment operating costs by eliminating its direct project-based sales channel and all costs related to project-based sales as well as our real time monitoring services to focus our activities and resources on licensing Sentir.

●	In November 2013, we hired Bob Brilon as our Chief Financial Officer and Executive Vice President of Business Development. Mr. Brilon has strong ties with the investment community and has extensive experience with strategic growth planning and domestic and foreign institutional investors, which will be instrumental to our market expansion, global distribution of our cloud video hosting platform and services, and raising capital to fund our growth. In February 2014, Mr. Brilon was appointed as our President.

F-10

Impairment of Long-Lived Assets

We have a significant amount of property and equipment, consisting primarily of leased equipment. We review the recoverability of the carrying value of long-lived assets using the methodology prescribed in ASC 360 “Property, Plant and Equipment.” We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. We did not make any impairment for the years ended December 31, 2015 and 2014.

Basis of Accounting

Our consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition

We recognize revenue in accordance with ASC 605, “Revenue Recognition.” We recognize revenue when (1) persuasive evidence of an arrangement exists, (2) title transfer has occurred, (3) the price is fixed or readily determinable, and (4) collectability is reasonably assured. Sales are recorded net of sales returns and discounts, which are estimated at the time of shipment based upon historical data.

Revenues from services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

Comprehensive Loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Our current component of other comprehensive income is the foreign currency translation adjustment.

Concentrations

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

F-11

Substantially all cash is deposited in two financial institutions, one in the United States and one in Taiwan. At times, amounts on deposit in the United States may be in excess of the FDIC insurance limit. Deposits in Taiwan financial institutions are insured by CDIC (Central Deposit Insurance Corporation) with maximum coverage of NTD 3 million. At times, amounts on deposit in Taiwan may be in excess of the CDIC Insurance limit.

Accounts receivable are unsecured, and we are at risk to the extent such amount becomes uncollectible. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. U.S.-based segment revenue from two customers during 2015 represented approximately 66% of total revenues and one customers represented approximately 62% of the total U.S.-based segment accounts receivable of $6,550 as of December 31, 2015. Taiwan-based segment revenue from three customers during 2015 represented approximately 79% of total revenues and four customers represented approximately 94% of total Taiwan-based segment accounts receivable of $1,399,362 as of December 31, 2015. No other customers represented greater than 10% of total revenues in 2015 and 2014.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

We provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. For our U.S.-based segment, receivables past due more than 120 days are considered delinquent. For our Taiwan-based segment, receivables over one year are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2015 and 2014, respectively, an allowance for uncollectible accounts of $1,568 and $0 was deemed necessary for our U.S.-based segment. As of December 31, 2015 and 2014, respectively, an allowance of $409,347 and $342,494 was established against the receivables of our Taiwan-based segment. We do not generally charge interest on past due receivables.

Trade receivables, net are comprised of the following:

	2015	2014

Trade receivables, gross	$1,407,481	$701,298
Allowance for doubtful accounts	(410,915)	(342,494)

Trade receivables, net	$996,566	$358,804

Other current assets are comprised of the following:

	2015	2014

Notes receivables	$-	$111,682
Deposits-current	221,788	163,833
Advance to suppliers	34,413	284,212
Prepaid expenses and other current assets	60,009	87,932

Other current assets	$316,210	$647,659

Notes Receivable

Notes receivable represents post-dated checks collected from customers in Taiwan. We provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. For our Taiwan-based segment, notes receivables over 90 days are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2015 and 2014, no allowance for doubtful accounts was deemed necessary for our Taiwan-based segment. We do not generally charge interest on past due notes receivable.

F-12

Deposits – Current

Our current deposits represent tender deposits placed with local governments and major customers in Taiwan during the bidding process for new proposed projects.

Other Current Assets

Other current assets represent cash paid in advance to insurance companies and vendors for service coverage extending into subsequent periods.

Inventories

Inventories consists of plug-and-play cameras purchased for sale to service providers, which are licensing our Sentir platform and equipment for installation projects and is recorded at the lower of cost (first-in, first-out) or market.

We review our inventories for excess or obsolete products or components based on an analysis of historical usage and an evaluation of estimated future demand, market conditions, and alternative uses for possible excess or obsolete parts. The allowance for slow-moving and obsolete inventory is $145,000 and $45, as of December 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over estimated useful lives of three to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended December 31, 2015 and 2014 was $174,244 and $201,101, respectively.

Intangible Assets

Intangible assets consist of trademarks and other intangible assets associated with the purchase price allocation of MEGAsys. Such assets are being amortized over their estimated useful lives of six months to ten years. Other intangible assets are fully amortized at December 31, 2015. Future amortization of trademarks is as follows:

2016	$20,000
2017	20,000
2018	20,000
Thereafter	46,666
Total	$106,666

Other Assets

Other assets are comprised of the following:

As of December 31,	2015	2014
Deposits-long-term	$16,790	$48,616
Deferred tax assets	145,591	151,357
Deferred finance costs	-	164,347

Other assets	$162,381	$364,320

Deposits—Long-Term

Long-term deposits consist of our security deposit held by the third party landlord pursuant to our lease for our office space in Mesa, Arizona, a deposit related to the leases of MEGAsys’ office space, and tender deposits placed with local governments and major customers in Taiwan as part of the bidding process, which are anticipated to be held more than one year if the bid is accepted.

F-13

Income Taxes

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from sales cut-off, depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents our best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2015, we reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2015 for our U.S.-based segment. However, benefits of $145,591 and $151,357 are recorded on the balance sheet for our Taiwan-based segment for December 31, 2015 and December 31, 2014, respectively. See Note 11 for more information regarding those tax benefits.

We are subject to U.S. federal income tax as well as state income tax.

Our U.S. income tax returns are subject to review and examination by federal, state, and local authorities. Our U.S. tax returns for the years 2012 to 2014 are open to examination by federal, local, and state authorities.

Our Taiwan tax returns are subject to review and examination by the Taiwan Ministry of Finance. Our Taiwan tax return for the years 2010 to 2014 are open to examination by the Taiwan Ministry of Finance.

Restricted Cash

Restricted cash represents time deposits on account to secure short-term bank loans in our Taiwan-based segment.

Accounts and Other Payables

	2015	2014
Accounts Payable	$1,470,263	$1,185,446
Accrued Expenses	816,993	966,520
Deferred Revenue	316,870	14,280
Accounts and Other Payables	$2,604,126	$2,166,246

Deferred Revenue

Advance payments received from customers on future installation projects are recorded as deferred revenue.

Research and Development

We invested $264,767 and $304,121 in research and development in 2015 and 2014, respectively, which we used to develop our Sentir cloud video surveillance platform and the integration of our ZEE cloud plug-and-play cameras. Research and development costs are expensed as incurred. Costs related to internally developed software are expensed as research and development. Contracted software development costs are capitalized and then amortized once feasibility has been achieved.

Stock-Based Compensation

On January 1, 2006, we adopted the fair value recognition provisions of ASC 718, “Share-Based Payment,” which requires the recognition of an expense related to the fair value of stock-based compensation awards. We elected the modified prospective transition method as permitted by ASC 718. Under this transition method, stock-based compensation expense for the years ended December 31, 2012 and 2011 includes compensation expense for stock-based compensation granted on or after the date ASC 718 was adopted based on the grant-date fair value estimated in accordance with the provisions of ASC 718. We recognize stock-based compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2015 and 2014, were estimated using the “minimum value method” as prescribed by original provisions of ASC 718, “Accounting for Stock-Based Compensation.” Therefore, no compensation expense is recognized for these awards in accordance with ASC 718. We recognized $216,700 and $373,000 of stock-based compensation expense for the years ended December 31, 2015 and 2014, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2015 and 2014. The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and amounts due to related parties. Fair values were assumed to approximate carrying values for these financial instruments because they are short-term in nature and their carrying amounts approximate their fair values or because they are receivable or payable on demand.

F-14

Segment Information

We conduct operations in various geographic regions. The operations conducted and the customer bases located in the foreign countries are similar to the business conducted and the customer bases located in the United States. The net revenues and net assets (liabilities) for other significant geographic regions are as follows:

	December 31, 2015
	Net Revenue	Net Assets (Liabilities)
United States	$305,240	$(1,191,417)
Republic of China (Taiwan)	$2,766,372	$(8,084)

Furthermore, due to operations in various geographic locations, we are susceptible to changes in national, regional, and local economic conditions, demographic trends, consumer confidence in the economy, and discretionary spending priorities that may have a material adverse effect on our future operations and results.

We are required to collect certain taxes and fees from customers on behalf of government agencies and remit them back to the applicable governmental agencies on a periodic basis. The taxes and fees are legal assessments to the customer, for which we have a legal obligation to act as a collection agent. Because we do not retain the taxes and fees, we do not include such amounts in revenue. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable governmental agencies.

We operate two reportable business segments as defined in ASC 280, “Segment Reporting.” We have a U.S.-based segment, Iveda Solutions, Inc., and a Taiwan-based segment, MEGAsys. Each segment has a chief operating decision maker and management personnel who review their respective segment’s performance as it relates to revenue, operating profit, and operating expenses.

	Twelve Months	Twelve Months	Condensed
	Ended Dec. 31, 2015	Ended Dec. 30, 2015	Consolidated
	Iveda	MEGAsys	Total

Revenue	$305,240	$2,766,372	$3,071,612
Cost of Revenue	337,472	2,052,572	2,390,044
Gross Profit	(32,232)	713,800	681,568
Depreciation and Amortization	177,465	14,042	191,507
General and Administrative	3,262,646	564,375	3,827,021
Gain (Loss) from Operations	(3,472,343)	135,383	(3,336,960)
Foreign Currency Gain	8,644	5,402	14,046
Gain on Derivatives	58,857	-	58,857
Loss on Disposal of Assets, Net	(131,692)	-	(131,692)
Interest Income	18,273	2,171	20,444
Interest Expense	(367,950)	(29,187)	(397,137)

Gain (Loss) Before Income Taxes	(3,886,211)	113,769	(3,772,442)
Benefit (Provision) for Income Taxes	-	(12,572)	(12,572)
Net Income (Loss)	$(3,886,211)	$101,197	$(3,785,014)

F-15

Revenues as shown below represent sales to external customers for each segment. Intercompany revenues have been eliminated and are immaterial.

Additions to long-lived assets as presented in the following table represent capital expenditures.

Inventories and property and equipment for operating segments are regularly reviewed by management and are therefore provided below.

	December 31,
	2015	2014
Revenue
United States	$305,240	$964,116
Republic of China (Taiwan)	2,766,372	2,208,890
Elimination of intersegment revenues	-	(987,263)
	$3,071,612	$2,185,743

	December 31,
	2015	2014
Operating Earnings (Loss)
United States	$(3,472,343)	$(4,939,752)
Republic of China (Taiwan)	135,383	(19,932)
	$(3,336,960)	$(4,959,684)

	December 31,
	2015	2014
Property and Equipment, Net
United States	$184,806	$514,707
Republic of China (Taiwan)	4,288	17,805
	$189,094	$532,512

	December 31,
	2015	2014
Additions to (Deletions from) Long-Lived Assets
United States	$(26,295)	$262,873
Republic of China (Taiwan)	(1,147)	5,777
	$(27,442)	$268,650

F-16

	December 31,
	2015	2014
Inventory
United States	$101,597	$271,797
Republic of China (Taiwan)	75,313	116,121
	$176,910	$387,918

	December 31,
	2015	2014
Total Assets
United States	$547,280	$1,149,776
Republic of China (Taiwan)	1,901,538	2,335,098
	$2,448,818	$3,484,874

Reclassification

Certain amounts in 2014 have been reclassified to conform to the 2015 presentation.

New Accounting Standards

In March 2014, FASB issued Accounting Standards Update (ASU) No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. The guidance addresses the consolidation of lessors in certain common control leasing arrangements and is based on a consensus reached by the Private Company Council (PCC).

Under GAAP, a company is required to consolidate an entity in which it has a controlling financial interest. The assessment of controlling financial interest is performed under either (a) a voting interest model or (b) a variable interest entity model. Under the variable interest entity model, the company has a controlling financial interest when it has (a) the power to direct the activities that most significantly affect the economic performance of the entity and (b) the obligation to absorb losses or the right to receive benefits of the entity that could be potentially significant to the entity.

To determine which model applies, a company preparing financial statements must first determine whether it has a variable interest in the entity being evaluated for consolidation and whether that entity is a variable interest entity.

The new guidance allows a private company to elect (when certain conditions exist) not to apply the variable interest entity guidance to a lessor under common control. Instead, the private company would make certain disclosures about the lessor and the leasing arrangement.

Under the amendments in this ASU, a private company lessee could elect an alternative not to apply variable interest entity guidance to a lessor when:

●	The private company lessee and the lessor are under common control;

●	The private company lessee has a leasing arrangement with the lessor;

●	Substantially all of the activity between the private company lessee and the lessor is related to the leasing activities (including supporting leasing activities) between those two companies, and

●	If the private company lessee explicitly guarantees or provides collateral for any obligation of the lessor related to the asset leased by the private company, then the principal amount of the obligation at inception does not exceed the value of the asset leased by the private company from the lessor.

If elected, the accounting alternative should be applied to all leasing arrangements meeting the above conditions. The alternative should be applied retrospectively to all periods presented, and is effective for annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted for all financial statements that have not yet been made available for issuance.

F-17

In April 2014, FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in the ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. It also addresses sources of confusion and inconsistent application related to financial reporting of discontinued operations guidance in U.S. GAAP.

Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. Examples include a disposal of a major geographic area, a major line of business, or a major equity method investment.

In addition, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations.

The new guidance also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. This disclosure will provide users with information about the ongoing trends in a reporting organization’s results from continuing operations.

The amendments in ASU No. 2014-08 enhance convergence between GAAP and the International Financial Reporting Standards (IFRS). Part of the new definition of discontinued operation is based on elements of the definition of discontinued operations in IFRS 5, Non-Current Assets Held for Sale and Discontinued Operations.

The amendments in ASU No. 2014-08 are effective beginning the first quarter of 2015 for public organizations with calendar year ends. For most nonpublic organizations, it becomes effective for financial statements with fiscal years beginning on or after December 15, 2014. Early adoption is permitted.

F-18

NOTE 2 RELATED PARTIES

	2015	2014

During June 2015 MEGAsys entered into an unsecured loan agreement with two of its directors, Mr. Cheung and Mr. Shiau for $18,180 and $36,360, respectively. During July 2015 MEGAsys entered into additional unsecured loans from Mr. Cheung for $315,120. All of the loans are at maximum of 8.8% interest per annum and matured December 30, 2015. We paid the $284,820 principal balance and accrued interest on January 31, 2016.	284,820	-

On December 30, 2014, we entered into a debenture agreement with Mr. Farnsworth, a member of our Board of Directors, for $10,000, at 9.5% interest per annum with interest and principal payable on January 31, 2015.		10,000

On December 9, 2014, we entered into a debenture agreement with Mr. Gillen, a member of our Board of Directors, for $100,000, at 9.5% interest per annum with interest and principal payable on January 5, 2015. Mr. Gillen also received a warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. As consideration for agreeing to extend the maturity date of the debenture, we granted Mr. Gillen options to purchase 10,000 shares of our common stock at an exercise price of $0.77 per share. We paid the principal and accrued interest on the Gillen Debenture in full on February 4, 2015.		100,000

On October 14, 2014, we entered into a debenture agreement with Mr. Joe Farnsworth, a member of our Board of Directors, for $35,000, at 9.5% interest per annum with interest and principal payable on February 5, 2015.		35,000

On September 10, 2014, we entered into a debenture agreement with Mr. Alex Kuo, a member of the Board of Directors, for $30,000, through his wife, Li-Min Hsu, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to purchase 3,000 shares of our common stock with an exercise price of $0.77 per share.	30,000	30,000

On September 8, 2014, we entered into a debenture agreement with Mr. Kuo's wife, Li-Min Hsu, for $100,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of December 31, 2015. As consideration for the extension of the debenture, we granted Mrs. Hsu options to pruchase 10,000 shares of our common stock with an exercise price of $0.77 per share.	100,000	100,000

On August 28, 2014, we entered into a debenture agreement with Mr. Gregory Omi, a member of our Board of Directors of the company for $200,000, at 9.5% interest per annum with interest and principal payable on the extended maturity date of Decemer 31, 2016. As consideration for the extension of the debenture, we granted Mr. Omi options to purchase 20,000 shares of our common stock with an exercised price of $0.77 per share. This debenture was extended to December 31, 2016.	200,000	200,000

On November 19, 2012, we entered into a convertible debenture agreement with Mr. Robert Gillen, a member of our Board of Directors, for $100,000 (the "Gillen I Debenture"), under his company Squirrel-Away, LLC. Under the original terms of the agreement, interest is payable at 10% per annum and became due on December 19, 2014. Gillen I Debenture was extended to January 5, 2015. On June 20, 2013, interest of $5,000 was paid on the debenture. As consideration for agreeing to extend the maturity date of the debenture to December 31, 2015, we granted Mr. Gillen options to purchase 10,000 shares of common stock at an exercised price of $0.77 per share This debenture was extended to December 31, 2016.	$100,000	$100,000

Total Due to Related Parties	$714,820	$575,000
Less Current Portion	(714,820)	(575,000)
Less: Debt Discount	-	-
Total Long-Term	$-	$-

F-19

Related Party Transaction – During 2015 MEGAsys conducted business with a Taiwan based system integrator, Iwei DaSystem Ltd. and has one of MEGAsys directors as a common director also less than 2% shareholder of Iveda. The sales to the system integrator for 2015 was $366,209. At December 31, 2015 there was accounts receivable balance of $27,512 with similar terms and conditions as other customers. MEGAsys generally receives payment for products and services within one year of commencing the project.

NOTE 3 SHORT-TERM DEBT

Short-term bank loans were initiated throughout July, August, September, and December 2014.

The short term debt balances were as follows:

	December 31, 2015	December 31, 2014

Loan from Shanghai Bank at 3.24% interest rate per annum. Due Sept 2015 - March 2016.	$53,025	$325,500

Loan from Hua Nan Bank at 3.26% interest rate per annum. Due November - December 2015.	-	315,000

Loan from SinoPac Bank at 3.26% interest rate per annum. Due July 2015.	-	315,000

KTV Holding, LLC at 9.5% interest rate per annum. Paid January 26, 2015.	-	75,000

A&A Property Investments, Inc. at 9.5% interest rate per annum. Paid January 26, 2015	-	50,000

Balance at end of period	$53,025	$1,080,500

NOTE 4 CONVERTIBLE DEBENTURES

Between December 12, 2013 and June 30, 2014, we completed a private offering with a group of accredited investors (the “2013 Investors”) in which we sold the 2013 Debentures together with the 2013 Warrants for total net proceeds of $3,600,000 (the “2013 Debenture Private Placement”).

Each 2013 Debenture bore interest at 9.5% per annum, accruing monthly, and may be converted at the option of the holder, at any time, into shares of our common stock at a conversion price of $1.50 per share, subject to certain adjustments. Each 2013 Debenture was exercisable for a period of three years from the original issuance date. The first interest payment became due six months from the original issuance date and continues to be payable monthly, unless we choose to roll the accrued interest into the principal amount. On the maturity date, we were required to pay to the holders of the 2013 Debentures the outstanding principal amount together with any accrued but unpaid interest owed on the 2013 Debenture, either in cash or by converting the amount owed into shares of our common stock using a conversion price of $1.50 per share.

Each 2013 Investor also received a 2013 Warrant to purchase the number of shares of our common stock equal to 15% of the face value of such investor’s 2013 Debenture divided by the exercise price of $1.65 per share, which is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change. The 2013 Warrants are exercisable for a period of five years from the original issuance date. We issued 2013 Warrants having the right to acquire, in the aggregate, 327,273 shares of our common stock, which, if exercised, will provide us with gross proceeds of approximately $245,455 at the adjusted exercise price of $.75 discussed below. Proceeds from the 2013 Debenture Private Placement were used for working capital purposes and to implement our business plan.

In connection with the 2013 Debenture Private Placement, we also issued warrants to purchase 199,243 shares of our common stock to Source Capital, Inc., our placement agent, as compensation for its services (the “2013 Debenture Placement Warrants”). The 2013 Debenture Placement Warrants were exercisable for a period of four years at an exercise price of $1.65 per share of our common stock. If exercised, the 2013 Debenture Placement Warrants will provide us with gross proceeds of approximately $149,432 at the adjusted exercise price of $.75.

F-20

Effective December 1, 2014, we entered into the Debenture and Warrant Amendment with all the 2013 Investors. Pursuant to the Debenture and Warrant Amendment, on December 9, 2014, each 2013 Debenture automatically converted into shares of Series A Preferred Stock at a conversion price of $1.00 per share, and any accrued but unpaid interest on the 2013 Debentures was carried forward as an accrued dividend on the Series A Preferred Stock. We also amended the terms of the 2013 Warrants to reduce the exercise price from $1.65 per share of our common stock to $1.00 per share of our common stock, which were adjusted again to $.75 as of January 23, 2015 per the anti-dilution provisions in the 2013 Warrants. As inducement to enter into the Debenture and Warrant Amendment, we issued to the 2013 Investors the Inducement Warrants to purchase an aggregate of 218,165 shares our common stock at an exercise price of $1.00 per share, which were also adjusted to $.75 as of January 23, 2015 per the anti-dilution provisions. If exercised, the Inducement Warrants will provide us with gross proceeds of approximately $163,623. Each holder received an Inducement Warrant to acquire the number of shares of our common stock equal to 66.67% of the number of shares issuable under such holder’s 2013 Warrant, which is exercisable for a period of five years. As a result of the Debenture and Warrant Amendment, we issued an aggregate of 3,600,000 shares of our Series A Preferred Stock in exchange for the cancellation of the debentures, based on the conversion rate of $1.00 per share. The conversion rate adjusted to $.97 as of January 23, 2015 per the broad based anti-dilution provision of the Series A Preferred Stock. We did not receive any proceeds from the conversion.

On December 9, 2014 an additional $400,000 debentures plus a total of $3,592 interest were converted and we issued an aggregate of 403,592 shares of our Series A Preferred Stock, in exchange for the cancellation of the debentures, based on conversion price of $1.00 per share. We did not receive any proceeds from the conversion.

We incurred financing costs in connection with the issuance of the convertible debentures of $286,020, which we paid in a combination of cash and warrants to purchase 199,243 shares of our common stock. The deferred costs have been capitalized in the accompanying balance sheets and were being amortized to interest expense using the effective interest method over the 3 year life of the debt and 5 year life of the warrants. The fair value of the conversion option and warrants on the date issued to the debenture holders totaled $141,082 and was discounted from the carrying value of the debenture and amortized into interest expense over the 3 year life of the debt and 5 year life of the warrants using the effective interest method. In connection with the conversion of the Convertible Debentures to Preferred Stock, the Company incurred $333,675 in costs related to the write off of the remaining Deferred Financing Costs and the remaining Debt Discount. This has been reflected in the Statements of Operations as a Loss on Debt Conversion.

The fair value of the debenture conversion option and warrants is carried on the face of the accompanying balance sheet as derivative liability of $39,804 at December 31, 2013. The fair value of the warrants as of December 31, 2014 was $112,009. Any change in the fair value of the derivative liability is reported as a gain or loss on derivative liability in the accompanying statement of operations. We recognized a gain on derivative liability of $100,598 and loss on derivative liability of $241 during the years ended December 31, 2014 and 2013, respectively.

The warrants described above contain anti-dilution provisions, which provide that in the event that we issue additional equity securities, other than certain excluded issuances, the exercise price of the warrants will be reduced to equal the effective price at which the additional equity securities were deemed issued. Such effective price will be calculated as the quotient obtained by dividing the total number of additional equity securities by the consideration received by us for such issuance.

In addition, the warrants described above contain certain piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the warrants.

Warrants issued to holders in connection with the Debentures contained provisions that protect holders from a decline in the issue price of its common stock and common stock equivalents (or “down-round” provisions). We account for these warrants as liabilities instead of equity. The down-round provisions reduce the exercise price of a warrant if we either issue equity shares for a price that is lower than the exercise of those instruments or issue new warrants or convertible instruments that have a lower exercise or conversion price.

We recognize these warrants as a liability equal to their fair value on each reporting date. The warrant liability initially recognized at issuance totaled $36,331. We re-measured the fair value of these warrants as of December 1, 2014 and recorded other expense of $27,281 resulting from the increase of the liability associated with the fair value of the warrants for the year. We computed the value of the warrants using the Black-Scholes method, including the probability the warrants would be exercised. The following key assumptions are used:

F-21

For the year ended
December 31, 2014
Number of shares underlying warrants	327,273
Exercise price	$1.00
Volatility	20.11% -20.47%
Risk-free interest rate	1.38% - 1.65%
Expected dividend yield	0%
Expected warrant life (years)	3.5 - 4

Our recurring fair value measurements at December 31, 2014 related only to the original warrants issued to the holders and had a fair value of $63,612. The inputs used in measuring the fair value of these warrants are of Level 3, significant unobservable inputs.

The table below provides a reconciliation of the beginning and ending balances for the liability measured at fair value using significant unobservable inputs (Level 3). The tables reflect gains and losses for the twelve months for financial liabilities categorized as Level 3 as of December 31, 2014.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Warrant liabiltiy
Balance as of December 31,2013	$15,320
Initial measurement of additional warrants	21,011
Increase in fair value of warrants	27,281
Balance as of December 31, 2014	$63,612

Decrease for value of Warrant	31,726
Balance as of December 31, 2015	$31,886

NOTE 5 FAIR VALUE MEASUREMENTS

We apply fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure the fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurements.

Level I - Quoted prices in an active market for identical assets or liabilities.

Level II - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets and liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III - Inputs that are generally unobservable and typically reflect our estimate of assumptions that market participants would use in pricing the asset or liability.

The carrying amounts for cash, accounts payable, accrued expenses, and short-term debt approximate their fair values due to the short period of time until maturity. The fair value of the convertible option and debenture warrants are measured by using the Black-Scholes option-pricing model. As of December 31, 2015 and 2014, the assumptions used to measure the fair value of the liability of the freestanding warrants included an exercise price of $1.00 per share, a purchase price of $1.00, maturity dates ranging from December 2018 through March 2020, and a volatility of approximately 20%. As of December 31, 2013, the assumptions used to measure fair value of the liability embedded in our debenture included a conversion price of $1.50, and our freestanding debenture warrants included a warrant exercise price of $1.65 per share, a common share price of $1.10, December 2018 maturity, and a volatility of approximately 21%.

F-22

The following table sets forth, by level within the fair value hierarchy, our financial instrument liabilities as of December 31,

	2015	2014
Derivative liability
Level I Quoted Prices	$-	$-
Level II Observable Inputs	-	-
Level III Unobservable Inputs	53,152	112,009

Total	$53,152	$112,009

The following table sets forth a summary of changes in the fair value of our Level 3 financial instrument liability as of December 31,

	2015	2014

Beginning Balance	$112,009	$39,804
Issued	-	172,803
(Gains) losses during the period	(58,857)	(100,598)
Settlements	-	-

Ending Balance	$53,152	$112,009

NOTE 6 LONG-TERM DEBT

Long-term debt consists of the following:

	December 31, 2015	December 31, 2014
Loan from Chailease Finance Co., Ltd. with an interest rate at 5% per annum, due on May 30, 2015	$-	$34,610

	$-	$34,610
Less: Current portion	-	(34,610)

	$-	$-

NOTE 7 OPERATING LEASES

We lease our office facilities under a non-cancelable operating lease expiring December 2016 that requires minimum monthly payments ranging from $8,669 to $10,836. Rent expense was $112,612 and $113,957 for the years ended December 31, 2015 and 2014, respectively. We also had two non-cancellable data center service agreements for approximately $7,298 and $2,575 per month, which expired in September 2014 and were not renewed. We have a third non-cancellable data center service agreement for approximately $5,826 per month, which expired in March 2015. We have a fourth non-cancellable data center service agreement for approximately $10,038 per month, which expires in September 2017. Data center services expense was $78,241 and $195,552 for the years ended December 31, 2015 and 2014, respectively, and is included as a component of cost of revenue in the Statement of Operations.

In July and September of 2015, MEGAsys renewed the leases for its principal executive offices in Taiwan, comprised of two suites totaling approximately 4,838 square feet. MEGAsys pays approximately $2,571 per month in total under the terms of the two leases, which expire on June 30, 2016 and September 14, 2016.

F-23

Future minimum lease payments under these leases are as follows:

2016	220,854
2017	90,338
Balance at end of period	$311,192

NOTE 8 PREFERRED STOCK

We are currently authorized to issue up to 100,000,000 shares of preferred stock, par value $0.00001 per share, 10,000,000 shares of which are designated as Series A Preferred Stock and 500 shares of which are designated as Series B Preferred Stock. Our Articles of Incorporation authorize the issuance of shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company.

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock accrues cumulative dividends at a rate of 9.5% per annum of the original issue price of $1.00 per share. Accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon conversion of the shares into shares of our common stock. In addition, in the event of any liquidation, dissolution, or winding up of our company, the holders of Series A Preferred Stock are entitled to receive distributions of any of the assets of our company prior and in preference to the holders of our common stock, but after distribution of any assets of our company to the holders of our Series B Preferred Stock in an amount equal to the Series B Preferred Stock’s original issue price plus any accrued but unpaid dividends.

Each share of Series A Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $1.00 per share of Series A Preferred Stock, subject to certain adjustments. On June 30, 2017, all shares of Series A Preferred Stock not already converted will automatically convert into shares of our common stock at the then-applicable conversion price.

The holders of Series A Preferred Stock have the same voting rights as, and vote as a single class with, the holders of our common stock. Each holder of our Series A Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred Stock may be converted. In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series A Preferred Stock, the conversion price for the Series A Preferred Stock will be adjusted to account for the dilutive issuance. If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series A Preferred Stock will be appropriately decreased to protect the Series A Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series A Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series A Preferred Stock have no sinking fund or redemption rights.

We and the 2013 Investors entered into the Debenture and Warrant Amendment, effective December 1, 2014, to amend the terms of the 2013 Debentures and the 2013 Warrants to purchase our common stock issued in connection with the 2013 Debenture Private Placement. In addition, as inducement to enter into the Debenture and Warrant Amendment, we issued to the 2013 Investors Inducement Warrants to purchase an aggregate of 218,165 shares of our common stock. As a result of the Debenture and Warrant Amendment Agreement, on December 9, 2014, the 2013 Debentures were cancelled and the entire outstanding principal amount of the 2013 Debentures was converted into 3,600,000 shares of a newly issued Series A Preferred Stock.

The Inducement Warrants were immediately exercisable at a price of $1.00 per share and will expire five years after original purchase date of the convertible debentures. The warrants had a fair value of $41,809 on the date of conversion, each warrant having a value of between $.18 and $.20 per share. The fair value was determined using the Black-Scholes model using a stock price of $1.00, a volatility factor between 20.1% and 20.4%, a risk-free interest rate between 1.06% and 1.52%, and a contractual life between three and five years. These warrants have the same anti-dilution and piggy-back registration rights as the original warrants purchased with the convertible debentures.

F-24

Series B Preferred Stock

We are authorized to issue up to 500 shares of Series B Preferred Stock. Each share of Series B Preferred Stock accrues dividends at a rate of 9.5% per annum of the original issue price of $10,000 per share. Dividends on the Series B Preferred Stock accrue daily and compound annually. All accrued but unpaid dividends on the Series B Preferred Stock must be paid, declared, or set aside prior to the declaration of any dividend on any class of stock that is junior in preference to the Series B Preferred Stock. Dividends on the Series B Preferred Stock are paid quarterly, beginning on July 1, 2015 in either cash or shares of our common stock. In addition, all accrued but unpaid dividends are payable by us, either in cash or in shares of our common stock, upon the occurrence of a Liquidation Event (as defined in our Articles of Incorporation) or upon the conversion of the shares into shares of our common stock.

In the event of any liquidation, dissolution, or winding up of our company, the holders of Series B Preferred Stock are entitled to receive distributions of any of the assets of our company equal to 100% of the original issue price plus all accrued but unpaid dividends prior and in preference to the holders of Series A Preferred Stock and holders of our common stock. We also have the option to redeem all, but not less than all, of the Series B Preferred Stock, provided that certain conditions have been met. Should we choose to redeem the shares of our Series B Preferred Stock outstanding, we are required to pay the original purchase price plus all accrued but unpaid dividends. Each share of Series B Preferred Stock is convertible at the option of the holder, at any time, into shares of our common stock equal to the original issue price divided by an initial conversion price of $0.75 per share of Series B Preferred Stock, subject to certain adjustments. On December 31, 2017, all shares of our Series B Preferred Stock not already converted will automatically convert into shares of our common stock at the then-applicable conversion price.

The holders of Series B Preferred Stock have no voting rights, except as are expressly provided in our Articles of Incorporation or required by law. Without the approval of at least a majority of the outstanding Series B Preferred Stock, we may not authorize or issue (i) any additional or other shares of capital stock that are of senior rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, (ii) any additional or other shares of capital stock that are of equal rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions, or payments upon the liquidation, dissolution, and winding up of our company, or (iii) any capital stock junior in preference to the Series B Preferred Stock having a maturity date that is prior to the maturity date of the Series B Preferred Stock. Furthermore, if we consummate a Fundamental Transaction (as defined in our Articles of Incorporation) while shares of our Series B Preferred Stock are outstanding, then the holders of those outstanding shares have the right to receive, upon conversion of the Series B Preferred Stock, the same amount and kind of securities, cash, or property as they would have received if they would have been holders of the number of shares of common stock issuable upon conversion in full of all shares of our Series B Preferred Stock immediately prior to the Fundamental Transaction.

In addition, in the event we sell, grant, or issue any Common Stock Equivalent (as defined in our Articles of Incorporation) at a price per share that is lower than the then-applicable conversion price for the Series B Preferred Stock (the “Effective Price”), the conversion price for the Series B Preferred Stock will be adjusted to the Effective Price.

If we effectuate a stock split or subdivision of our common stock or our Board of Directors declares a dividend payable in our common stock, the conversion price for the Series B Preferred Stock will be appropriately decreased to protect the Series B Preferred Stock holders from any dilutive effect of the stock split, subdivision, or stock dividend. Similarly, if the number of shares of our common stock outstanding decreases due to a reverse stock split or other combination of the outstanding shares of our common stock, then the applicable conversion price of the Series B Preferred Stock will increase in order to proportionately decrease the number of shares issuable upon conversion. Holders of our Series B Preferred Stock have no sinking fund rights.

NOTE 9 EQUITY

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share. All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of our company. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors. In the event of liquidation, dissolution, or winding up of our company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

In 2013, we completed a private offering with a group of accredited investors pursuant to which we issued an aggregate of 5,093,799 shares of our common stock at $1.00 per share at an aggregate amount of $5,093,799 and 657,273 at $1.10 per share for an aggregate amount of $723,000 (the “2013 Private Placement”). The mix of investors includes 51 individuals, 12 trusts, and 24 corporations. In connection with the 2013 Private Placement, we also issued warrants to purchase a total of 521,350 shares of our common stock to Source Capital, Inc., our placement agent as compensation for its services (the “2013 Placement Warrants”). The 2013 Placement Warrants are exercisable for a period of four years at an exercise price of $1.10 per share of our common stock. If exercised, the 2013 Placement Warrants will provide us with gross proceeds of approximately $573,485.

F-25

In 2014, we issued a total of 586,345 shares of common stock upon exercise of certain options and warrants to purchase common stock.

In 2015, we issued a total of 598,382 shares of common stock with the following breakdown: 33,140 shares upon exercise of certain options and warrants to purchase common stock and payment for IR services in lieu of cash, 133,333 shares upon conversion of shares of Series B Preferred Stock, and 431,909 shares upon conversion of accrued Series B dividend to shares of common stock.

Notes Receivable from Stockholder

In June 2014, an advisor/stockholder of our company exercised warrants to purchase 200,000 and 300,000 shares of common stock, granted at an exercise price of $1.02 and $1.00 per share, respectively, in exchange for 5% promissory notes totaling $504,000 due at the extended maturity date of June 30, 2017. Early payments have been received and $11,806 has been applied to the principal. At September 30, 2015, a prepayment discount was negotiated amending the total outstanding to $230,000. $100,000 was received on September 30, 2015, and $130,000 was received on October 20, 2015.

NOTE 10 STOCK OPTION PLAN AND WARRANTS

Stock Options

On October 15, 2009, we adopted the 2009 Stock Option Plan (the “2009 Option Plan”), with an aggregate number of 1,500,000 shares of common stock issuable under the plan. The purpose of the 2009 Option Plan was to assume options that were already issued in the 2006 and 2008 Option plans under Iveda Corporation after the merger with Charmed Homes. As of December 31, 2015, options to purchase 745,554 shares of our common stock were outstanding under the 2009 Option Plan.

On January 18, 2010, we adopted the 2010 Stock Option Plan (the “2010 Option Plan”), which allows the Board to grant options to purchase up to 1,000,000 shares of common stock to directors, officers, key employees, and service providers of our company. In 2011, the 2010 Option Plan was amended to increase the number of shares issuable under the 2010 Option Plan to 3,000,000 shares. In 2012, 2010 Option Plan was again amended to increase the number of shares issuable under the 2010 Option Plan to 13,000,000 shares. The shares issuable pursuant to the 2010 Option Plan are registered with the SEC under Forms S-8 filed on February 4, 2010 (No. 333-164691), June 24, 2011 (No. 333-175143), and December 4, 2013 (No. 333-192655). As of December 31, 2015, options to purchase 5,292,200 shares of our common stock were outstanding under the 2010 Option Plan.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above the fair market value of the common stock on the date of the grant as determined by our Board of Directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to us under Section 162(m). Under the plans, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

We have also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price no less than the fair value of the common stock on the date of the grant as determined by our Board of Directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by us upon grant. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to four years. Standard vested options may be exercised up to three months following date of termination of the relationship unless alternate terms are specified at grant. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. At December 31, 2015, we had unrecognized stock-based compensation of $22,157 with a weighted-average term of approximately three years.

F-26

Stock option transactions during 2015 and 2014 were as follows:

	2015		2014
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at Beginning of Year	5,953,227	$1.03	5,693,322	$1.07
Granted	1,048,000	0.72	1,322,000	1.22
Exercised	(23,140)	0.10	(56,345)	0.10
Forfeited or Canceled	(940,333)	1.17	(1,005,750)	1.55
Outstanding at End of Year	6,037,754	0.96	5,953,227	1.03

Options Exercisable at Year-End	5,969,879	0.97	5,577,185	1.10

Weighted-Average Fair Value of Options Granted During the Year	$0.15		$0.25

Information with respect to stock options outstanding and exercisable at December 31, 2015 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2015	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at December 31, 2015	Weighted-Average Exercise Price
$0.10 - $1.75	6,037,754	7	$0.96	5,969,879	$0.97

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

	2015	2014
Expected Life	6.7 yrs	6.25 yrs
Dividend Yield	0%	0%
Expected Volatility	18%	18%
Risk-Free Interest Rate	2.09%	2.26%

Expected volatility for 2015 and 2014 was estimated by using the Dow Jones U.S. Industry Indices sector classification methodology for industries similar to that in which we operate. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of the options is based on the actual expiration date of the grant.

Warrants

We have also periodically issued warrants to purchase shares of common stock as equity compensation to officers, directors, employees, and consultants.

As of December 31, 2015, warrants to purchase 7,417,303 shares of common stock were outstanding, all of which were issued either as equity compensation or in connection with financing transactions. Warrants may be exercised between a range of two to ten years following the date of the grant, with vesting schedules determined by us upon issue. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to four years. The fair value of warrants is determined using the Black-Scholes option-pricing model. The estimated fair value of warrants is recognized as expense on the straight-line basis over the warrants’ vesting periods.

F-27

Stock warrant transaction for 2015 and 2014 were as follows:

	2015		2014
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price

Outstanding at Beginning of Year	3,749,550	$1.00	3,883,641	$1.00
Granted	4,369,162	1.05	674,909	1.36
Exercised	-	-	(530,000)	0.96
Forfeited or Canceled	(701,409)	0.80	(279,000)	1.08
Outstanding at End of Year	7,417,303	0.97	3,749,550	0.97

Warrants Exercisable at Year-End	7,417,303	0.97	3,749,550	0.97

Weighted-Average Fair Value of Warrants Granted During the Year	$0.20		$0.15

Information with respect to warrants outstanding and exercisable at December 31, 2015 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2015	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at December 31, 2015	Weighted-Average Exercise Price
$0.10 - $1.65	7,417,303	2.4 Years	$1.00	7,417,303	$1.00

The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for warrants granted.

	2015	2014
Expected Life	2.4	2.8
Dividend Yield	0%	0%
Expected Volatility	18%	19%
Risk-Free Interest Rate	1.96%	1.40%

Expected volatility was estimated by using the Dow Jones U.S. Industry Indices sector classification methodology for industries similar to ours. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of warrants is based on the average of three public companies offering services similar to ours.

NOTE 11 INCOME TAXES

U.S. Federal Corporate Income Tax

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforward that create deferred tax assets and liabilities are as follows:

F-28

	2015	2014
Tax Operating Loss Carryforward - USA	$10,000,000	$8,877,000
Other	-	31,700
Valuation Allowance - USA	(10,000,000)	(8,908,700)
	$-	$-

The valuation allowance increased approximately $2.1 million, primarily as a result of the increased net operating losses of our U.S.-based segment.

As of December 31, 2015, we had federal net operating loss carryforwards for income tax purposes of approximately $25.0 million which will begin to expire in 2025. We also had Arizona and California net operating loss carryforwards for income tax purposes of approximately $19.4 million and $2.0 million, respectively, which began to expire in 2014. These carryforwards have been utilized in the determination of the deferred income taxes for financial statement purposes. The following table accounts for federal net operating loss carryforwards only.

Year Ending	Net Operating	Year of
December 31,	Loss:	Expiration

2015	$3,400,000	2035
2014	5,230,000	2034
2013	5,600,000	2033
2012	2,850,000	2032
2011	2,427,000	2031
2010	1,799,000	2030
2009	1,750,000	2029
2008	1,308,000	2028
2007	429,000	2027
2006	476,000	2026
2005	414,000	2025

The tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes due to the effect of state income taxes and because certain expenses are deducted for financial reporting that are not deductible for tax purposes.

	2015	2014

Tax Benefit of 34%	$(1,321,000)	$(1,903,000)
Increase (Decrease) in Income Taxes Resulting from:

State Income Tax Benefit, Net of Federal Tax	(159,000)	(250,000)
Nondeductible Expenses	511,712	365,709
Valuation Allowance	968,288	1,787,291

Total	$-	$-

Taiwan (Republic of China) Corporate Tax

Sole-Vision Technologies, Inc. is a subsidiary of the Company which is operating in Taiwan as a profit-seeking enterprise. Its applicable corporate income tax rate is 17%. In addition, Taiwan’s corporate tax system allows the government to levy a 10% profit retention tax on undistributed earnings for the prior year. This tax will not be provided if the company distributed the earnings before the ended of the fiscal year.

F-29

According to the Taiwan corporate income tax (“TCIT”) reporting system, the TCIT sales cut-off base is concurrent with the business tax classified as value-added type (“VAT”) which will be reported to the Ministry of Finance (“MOF”) on a bi-monthly basis. Since the VAT and TCIT are accounted for on a VAT tax basis that recorded all sales on business tax on a VAT tax reporting system, the Company is bound to report the TCIT according to the MOF prescribed tax reporting rules. Under the VAT tax reporting system, sales cut-off did not take the accrual base but rather on a VAT taxable reporting basis. Therefore, when the company adopted US GAAP on accrual basis, the sales cut-off TCIT timing difference which derived from the VAT reporting system will create a temporary sales cut-off timing difference and this difference is reflected in the deferred tax assets or liabilities calculations on the income tax estimation reported in the Form 10-K.

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and VAT tax reporting system and operating loss carry forwards that create deferred tax assets and liabilities are as follows:

December 31, 2015
US Dollar
Tax Operating Income - Taiwan	$327
Temporary Difference:	$-
VAT reporting system - Sales cut-off	$(199,028)
VAT reporting system - Cost & expenses cut-off	$312,583
Provision of Bad Debt	$(82,801)
Research & Development	$-
Permanent Difference:	$-
Other	$163,433

Adjusted Net Loss Before Tax - Taiwan	$194,514

Income tax expense (benefits) for the years ended December 31, 2015 and 2014 is summarized as follows:

	2015	2014
Current:
Provision for Federal Income Tax 34%	$-	$-
Provision for TCIT (17%)	-	-
Provision for Undistributed Earnings Tax (10%)	-	-
Increase (Decrease) in Income Taxes Resulting from:
Pre-acquisition TCIT	-	-
Temporary Difference	42,184	(38,322)

Income Tax Expenses (Benefit)	$42,184	$(38,322)

RECONCILIATION OF DEFERRED TAX ASSET/(LIABILITIES)

2015
Deferred Tax Assets
Balance at Beginning of Year	$151,355
Temporary Difference	(42,184)
Foreign currency difference	36,420
Balance at End of Year	$145,591

F-30

NOTE 12 EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by ASC No. 260, “Earnings per Share.”

Basic earnings per share (“EPS”) is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. We had net losses for the years ended December 31, 2015 and 2014 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive for the purpose of calculating EPS. Accordingly, all options, warrants, and shares potentially convertible into common shares were excluded from the calculation of diluted earnings per share for the years ended December 31, 2015 and 2014. Total common stock equivalents that could be convertible into common stock were 21,615,767 and 13,706,369 for 2015 and 2014, respectively.

	2015	2014

Basic EPS
Net Loss	$(3,785,014)	$(5,657,173)
Weighted Average Shares	27,568,989	27,054,450

Basic Loss Per Share	$(0.14)	$(0.21)

NOTE 13 CONTINGENT LIABILITIES—TAIWAN

Pursuant to certain contracts with New Taipei City, TECO Electric and Machinery Co., Ltd, and the Taiwan Stock Exchange Information Center, MEGAsys is required to provide after-project services. If MEGAsys fails to provide these after-project services in the future, other parties of the related contract would have recourse. The financial exposure to MEGAsys in the event of failure to provide after-project services in the future as of December 31, 2015 is $0.3 million.

NOTE 14 SUBSEQUENT EVENTS (UNAUDITED)

On April 21, 2016, certain Series B Preferred Shareholders exercised and exchanged $380,000 of shares of our Common Stock at a price of $0.35 per share of their Tranche A Warrants. The initial exercise price of the Tranche A Warrants was $1.00 and per the Exchange Agreement the Company offered to reduce the initial exercise price to $0.35 for the immediate exercise of the Tranche A Warrant and will replace those exercised with a replacement Tranche A Warrant with the same terms and conditions as the original warrant including the exercise price of $1.00 but with a new 18 month term from the date of the exchange.

The initial exercise price of the Tranche B Warrants was $1.10 and the Warrant Exchange Agreement adjusts these Tranche B Warrants to $0.35 exercise price. The exercise price of the Tranche B Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti- dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

As a result of this event, the exercise price of warrants issued to Series A Preferred Shareholders will adjust from $.75 to $.35 and conversion price of Series A Preferred shares to shares of common stock will adjust from $.97 to $.86 per anti-dilution rights of the agreement.

We have evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose.

F-31

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

RULE 13a-14(a)/15d-14(a) (17 CFR 240.15d-14(a))

(AUTHORIZED BY SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, David Ly, certify that:

1. I have reviewed this Annual Report on Form 10-K of Iveda Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ David Ly
David Ly
Chief Executive Officer

Date: June 10, 2016

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

RULE 15d-14(a) (17 CFR 240.15d-14(a))

(AUTHORIZED BY SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, Robert J. Brilon, certify that:

1. I have reviewed this Annual Report on Form 10-K of Iveda Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Financial Officer, and Treasurer

Date: June 10, 2016

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report on Form 10-K of Iveda Solutions, Inc. (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Ly, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Iveda Solutions, Inc.

/s/ David Ly
David Ly
Chief Executive Officer

Date: June 10, 2016

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Iveda Solutions, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report on Form 10-K of Iveda Solutions, Inc. (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Brilon, President, Chief Financial Officer, and Treasurer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Iveda Solutions, Inc.

/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Financial Officer, and Treasurer

Date: June 10, 2016

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Iveda Solutions, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.